Exhibit 99.1

TODOS MEDICAL LTD.

NOTICE OF

ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON JULY 26, 2021

To our Shareholders:

You are cordially invited to attend the annual general meeting of shareholders (the “Annual General Meeting” or the “Meeting”), which will be held at the offices of Todos Medical, Ltd. (the “Company” or “Todos”), located at 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel, on July 26, 2021, at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time). Shareholders may attend either physically, or by means of teleconference using the URL www.virtualshareholdermeeting.com/TOMDF2021. All holders of our ordinary shares as of the close of business on June 28, 2021 (the “Record Date”), are entitled to vote at the meeting. We are mailing this proxy statement and the proxy card to our shareholders on or about June 30, 2021. You should have received a proxy card from Todos for voting and a postage paid return envelope. You may also vote online as described in the Proxy card. Proxy cards are being solicited on behalf of the Todos Board of Directors (the “Board”).

We intend to present the following matters to the Annual General Meeting:

1.	To seek the approval of the Company’s shareholders to amend Todos’ Articles of Association: (a) to authorize the creation of 50,000 (fifty thousand) redeemable Preferred A Shares of the Company, that the Company may in the future be entitled to issue in exchange for two outstanding Convertible Notes pursuant to the terms of the Securities Purchase Agreements (the “Yozma Purchase Agreements”), dated as of January 22, 2021 and April 14, 2021, respectively, between the Company and Yozma Global Genomic Fund 1 (“Yozma”), pursuant to which Yozma: has purchased from the Company two convertible notes in the original in the original principal amounts of $4,857,142.86 and $4,714,285.71, respectively (with net proceeds to the Company of $3,400,000 and $3,300,000, respectively) which class of Preferred A Shares shall be allocated entirely for such purpose; (b) to authorize the creation of five thousand (five thousand) redeemable Preferred B Shares of the Company, pursuant to the Company’s exercise of its exclusive option to acquire Provista Diagnostics, Inc.; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 (five billion) ordinary shares of the Company; and (d) to allow the Company to fulfill relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulations.

2.	To seek approval of the Company’s shareholders for the compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors to be elected at the Meeting.

3.	To elect Lauren Chung as an External Director of the Company for a term ending on July 26, 2024, and to elect Moshe Schlisser as an External Director of the Company for a term ending July 26, 2024.

4.	To re-elect Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal.

5.	To extend for an additional year the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for 500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for-500.

6.	To adopt the Company’s 2021 Equity Incentive Plan.

7.	To review the Company’s 2020 Annual Financial Statements.

8.	To ratify the appointment of Yarel and Company as the Company’s Auditors for the 2021 financial year.

9.	To transact any other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

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These items of business to be transacted at the Extraordinary General Meeting, as well as the procedure by which shareholders may request that additional items be placed on the agenda for this Meeting, are more fully described in the Proxy Statement, which is part of this notice.

The meeting will begin promptly at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time) and check-in will begin at 3:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on June 28, 2021, the Record Date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

Currently, we are not aware of any other matters that will come before the Meeting. If any other business is properly brought before the Meeting, the persons named as proxies may vote in respect thereof in accordance with their best judgment.

Shareholders who do not expect to attend the meeting in person are requested to complete, date, sign, and mail the enclosed proxy card as promptly as possible in the enclosed stamped envelope. Even if you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

The Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials and to cast your vote via the Internet. Under Israeli law, all shareholders have the right to examine a copy of the text of all resolutions to be adopted at the Meeting; however, in lieu thereof, the Company has the right to, and will, furnish a copy of the proposed resolutions by electronic mail to any shareholder who requests such resolutions. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows the Company to provide its shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON JULY 26, 2021, AT 4:00 p.m. LOCAL TIME, AT THE OFFICES OF TODOS MEDICAL LTD., 121 DERECH MENACHEM BEGIN, 30TH FLOOR, TEL AVIV 6701203, ISRAEL OR BY MEANS OF TELECONFERENCE USING THE URL WWW.VIRTUALSHAREHOLDERMEETING.COM/TOMDF2021.

The proxy statement is available at https://investor.todosmedical.com/proxy-statement.

By Order of the Board of Directors

/s/ Dr. Herman Weiss

Dr. Herman Weiss

Chairman of the Board of Directors

June 30, 2021

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PROXY STATEMENT FOR

ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON JULY 26, 2021

This proxy statement together with its Annexes (this “Proxy Statement”) along with the accompanying proxy card, is furnished to the Shareholders of Todos Medical Ltd. as of the close of business on June 28, 2021 (the “Record Date”), in connection with the solicitation of proxies by the Todos Board of Directors (the “Board”) for use at our annual general meeting of shareholders (the “Annual General Meeting” or the “Meeting”), to be held at 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel, on July 26, 2021 at 4:00 p.m. local Israeli time (9:00 a.m. Eastern Time) or by means of teleconference using the URL www.virtualshareholdermeeting.com/TOMDF2021, and/or at any adjournments or postponements of the meeting (as the case may be, the “Meeting Date”). The Board is soliciting proxies from Shareholders in order to provide every Shareholder an opportunity to vote on all matters submitted to a vote of Shareholders at the Annual General Meeting, whether or not the shareholder attends in person. The proxy authorizes a person other than a Shareholder, called the “proxyholder,” who will be present at the Annual General Meeting, to cast the votes that the shareholder would be entitled to cast at the Annual General Meeting if the shareholder were present. A signed and completed Shareholder’s Declaration must be submitted in order for votes to be counted with regards to certain matters for which a shareholder’s declaration is required by the Israeli Companies Law. We are mailing this Proxy Statement, together with the Shareholder’s Declaration and the proxy card, to our shareholders on or about June 30, 2021. When used in this Proxy Statement, “Todos,” the “Company,” “we,” “our” or “us” refers to Todos Medical Ltd. and its consolidated subsidiaries, unless the context requires otherwise. Capitalized terms defined anywhere in this Proxy Statement have that same meaning anywhere else in this Proxy Statement and/or its accompanying materials, whether or not such definition is specifically referenced, unless otherwise specified, defined, or required to be interpreted in context. All capitalized terms in this Proxy Statement and/or its accompanying materials which are not otherwise defined herein have the meaning attributed to those terms in the Israeli Companies Law, 5759-1999 and/or regulations promulgated pursuant thereto (the “Israeli Companies Law” or the “Companies Law”).

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Questions and Answers about the Extraordinary General Meeting of Shareholders

Why did I receive a Notice of Internet Availability of proxy materials in the mail instead of a full set of proxy materials?

We have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge may be found in the Notice.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What is the purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting shareholders will be asked to approve:

1.	The amendment of Todos’ Articles of Association: (a) to authorize the creation of 50,000 redeemable Preferred A Shares of the Company, that the Company may in the future be entitled to issue in exchange for two outstanding Convertible Notes pursuant to the terms of the Securities Purchase Agreements (the “Yozma Purchase Agreements”), dated as of January 22, 2021 and April 14, 2021, respectively, between the Company and Yozma Global Genomic Fund 1 (“Yozma”), pursuant to which Yozma has purchased from the Company two convertible notes in the original in the original principal amounts of $4,857,142.86 and $4,714,285.71, respectively (with net proceeds to the Company of $3,400,000 and $3,300,000, respectively) which class of Preferred A Shares shall be allocated entirely for such purpose, and which shares shall be convertible into 50,000,000 ordinary shares of the Company; (b) to authorize the creation of 5,000 redeemable Preferred B Shares of the Company, pursuant to the Company’s exercise of its exclusive option to acquire Provista Diagnostics, Inc., and which shares shall be convertible into 5,000,000 ordinary shares of the Company; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 (five billion) ordinary shares of the Company; and (d) to allow the Company to fulfil relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulations;

2.	The compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors to be elected at the Meeting;

3.	The election of Lauren Chung as an external director of the Company for a term ending on July 26, 2024, and the election of Moshe Schlisser as an external director of the Company for a term ending July 26, 2024;

4.	The re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal;

5.	To extend for an additional year the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for-500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for 500;

6.	The adoption of the Company’s 2021 Equity Incentive Plan;

7.	The review of the Company’s 2020 Annual Financial Statements;

8.	The ratification of the appointment of Yarel and Company as the Company’s Auditors for the 2021 financial year; and

9.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

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Who is entitled to vote?

The record date for the Meeting is June 28, 2021 (the “Record Date”). Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. Each ordinary share of the Company entitles the holder thereof to one vote on each matter properly brought before the Meeting. As of June 28, 2021, 602,418,612 ordinary shares were issued and outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or broker, the shares will be treated as broker nonvotes. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your bank or broker.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. The quorum required for an annual general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold shares conferring at least 25% of the voting power of our Company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders. At such adjourned meeting, any two (2) shareholders present in person or by proxy shall constitute a quorum. If the Meeting is adjourned to a subsequent date for a lack of quorum, then “Meeting Date” as mentioned in this Proxy Statement and its accompanying materials will be deemed to refer to the date on which the validly constituted shareholders’ meeting actually occurs.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will not be counted towards the quorum requirement.

Who can attend the Extraordinary General Meeting?

All Todos shareholders of record as of the close of business on June 28, 2021, may attend the Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

Can I change my vote after I submit my proxy?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of Todos Medical Ltd. by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Todos Medical Ltd., 121 Derech Menachem Begin, 30th Floor, Tel Aviv 6701203, Israel Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the Meeting and voting in person. Your attendance at the Meeting itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or before you vote in person at the Meeting.

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How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes. For matters requiring a shareholder’s declaration under the Israeli Companies Law, only votes accompanied by a signed and completed Shareholder’s Declaration will be counted.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

●	The amendment of Todos’ Articles of Association: (a) to authorize the creation of 50,000 redeemable Preferred A Shares of the Company, that the Company may in the future be entitled to issue in exchange for two outstanding Convertible Notes pursuant to the terms of the Securities Purchase Agreements (the “Yozma Purchase Agreements”), dated as of January 22, 2021 and April 14, 2021, respectively, between the Company and Yozma Global Genomic Fund 1 (“Yozma”), pursuant to which Yozma has purchased from the Company two convertible notes in the original in the original principal amounts of $4,857,142.86 and $4,714,285.71, respectively (with net proceeds to the Company of $3,400,000 and $3,300,000, respectively) which class of Preferred A Shares shall be allocated entirely for such purpose, and shall be convertible into 50,000,000 ordinary shares of the Company; (b) to authorize the creation of 5,000 redeemable Preferred B Shares of the Company, pursuant to the Company’s exercise of its exclusive option to acquire Provista Diagnostics, Inc., which shares shall be convertible into 5,000,000 ordinary shares of the Company; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 (five billion) ordinary shares of the Company; and (d) to allow the Company to fulfil relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulations;

●	The compensation packages recommended by the Compensation Committee and approved by the Board, including compensation for each of the Company’s currently serving Directors and C-level officers, as well as for the External Directors to be elected at the Meeting;

●	The election of Lauren Chung as an External Director of the Company for a term ending on July 26, 2024, the election of Moshe Schlisser as an External Director of the Company for a term ending July 26, 2024;

●	The re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company for a term ending at the Company’s next annual meeting, or their earlier resignation or removal;

●	The extension for an additional year of the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for-500 provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for-500;

●	The adoption of the Company’s 2021 Equity Incentive Plan; and

●	The ratification of the appointment of Yarel and Company as the Company’s Auditors for the 2021 financial year.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the Meeting?

As of the date of this proxy statement, we know of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment.

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How many votes are required to approve the amendment of the Company’s Articles of Association, create the redeemable Preferred A shares and redeemable Preferred B shares (respectively), and expand the authorized share capital of ordinary shares?

The affirmative vote of a majority of the ordinary shares present, in person or by proxy, and voting on the matter is required for the approval of the amendment of our Articles of Association, as well as to create the redeemable Preferred A shares and redeemable Preferred B shares (respectively), and expand the authorized share capital of ordinary shares.

How many votes are required to approve the compensation packages recommended by the Compensation Committee and approved by the Board?

The approval of the Compensation Schedule requires the affirmative vote of a majority of the shares present (in person or by proxy) and voting on the matter, provided that either: (i) at least a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, participating in the vote (whether in present or by proxy, excluding abstentions), are voted in favor of approving the Compensation Schedule; or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, voted against the approval of the Compensation Schedule, does not exceed 2% of the outstanding voting power in the Company.

“Control” and “Personal Interest” are defined terms with (respectively) specific meanings under the Companies Law. For the definition of these terms, please see the discussion in Proposal Two.

Please note that you are required to indicate on the proxy card with respect to Proposal Two whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.

How many votes are required to elect the external directors?

The election of an external director requires the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, provided that either: (i) at least a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the resolution (excluding a Personal Interest that is not related to a relationship with a Controlling shareholder) are voted in favor of the election of the external director, or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal Interest in the resolution (excluding a Personal Interest that is not related to a relationship with a Controlling shareholder) voted against the election of the external director does not exceed 2% of the outstanding voting power in the company;. We are not currently aware of the Company having any Controlling shareholder.

If elected, each of the external directors will serve for a three-year term, following which they may be re-elected for a maximum of two additional three-year terms. An external director can be removed from office before the expiration of her or his term only under limited circumstances, which are discussed in more detail in the description of Proposal Three.

Please note that you are required to indicate on the proxy card with respect to Proposal Three whether you are a Controlling shareholder of the Company, or acting on its behalf or not, and whether you have a Personal Interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.

How many votes are required to re-elect the remaining directors?

The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary to approve the re-election of Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as directors of the Company.

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How many votes are required to approve the extension of the time period and the expansion of the authority authorizing the Board to effect the reverse split?

The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary to approve the extension of the time period and the expansion of the authority authorizing the Board to effect the reverse share split.

How many votes are required to approve the adoption of the 2021 Equity Incentive Plan?

The approval of the terms of the 2021 Equity Incentive Plan requires the affirmative vote of a majority of the shares present and voting at the Meeting (in person or by proxy).

How many votes are required to approve the appointment of Yarel and Company as the Company’s auditors for the 2021 financial year?

The ratification of the appointment of Yarel and Company as the Company’s auditors for the 2021 financial year requires the affirmative vote of a majority of the shares present and voting at the Meeting (in person or by proxy).

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the Meeting?

We plan to announce preliminary voting results at the Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four days of the Meeting.

Reporting Requirements

This Proxy Statement provides you with detailed information about the matters on which you are requested to vote your shares. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We fulfill these requirements by filing reports with the SEC.

Our filings with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website at www.sec.gov. We encourage you to read the entire Proxy Statement carefully.

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PROPOSAL ONE –AMENDMENTS TO ARTICLES OF ASSOCIATION

APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION

At the Meeting, we will seek shareholder approval of an amendment to our Articles of Association to increase our authorized share capital of Ordinary Shares, and to create two new classes of redeemable Preferred Shares (Preferred A, pursuant to the Yozma Purchase Agreements, and Preferred B, pursuant to the Provista Acquisition), as shall be further described below.

Our share capital is currently divided into 1,000,000,000 (one billion) ordinary shares, par value NIS 0.01 per share. As of June 28, 2021, we had issued and allocated 602,418,612 Ordinary Shares. If all of the Company’s outstanding warrants, allocated options, and convertible notes, including the Warrants and Convertible Notes pursuant to the Yozma Purchase Agreements, and further including the shares and convertible note to be issued as part of the Provista Acquisition, were to be considered as if fully vested, exercised, and converted in the maximum amount possible as of date of this writing (the Company’s current “Fully Diluted Basis”), then the Company’s outstanding share capital would be 1,273,596,969 Ordinary Shares, which is more Ordinary Shares than are currently authorized. We also believe that we may be required to allocate and/or issue additional Ordinary Shares and/or securities convertible to Ordinary Shares, in order to support our activities and operations over the near term, including the grant of shares or stock options to purchase ordinary shares to our officers and employees (such as under the 2021 Equity Incentive Plan to be presented to Shareholders for approval at the Meeting), and financing other activities that may require that we issue Ordinary Shares and/or securities convertible to Ordinary Shares.

Accordingly, we propose to amend Article 4 of our Amended and Restated Articles of Association, to increase our Authorized Share Capital to NIS 50,000,000, and the number of authorized Ordinary Shares to 5,000,000,000 (five billion), par value NIS 0.01 each.

Additionally, under Section 4.14 of each Yozma Purchase Agreement, in the event the Company’s ordinary shares are listed on a national stock exchange while a Convertible Note is outstanding, Yozma, upon the request of the Company, has agreed to exchange such Convertible Note for a series of “toothless” convertible preferred shares of the Company. Accordingly, we propose to amend Article 4 of our Articles of Association to create a class of “toothless” convertible preferred shares of par value NIS 0.01 each, to be known as the Company’s “Preferred A Shares,” so that the Company will be capable of exercising its option to issue such Preferred A Shares in exchange for an outstanding Convertible Note, and specifically allocated for such purpose. The full details of the Preferred A Shares are set forth in the proposed amendments to the Articles attached as Annex A of this Proxy Statement.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda (the “Provista Acquisition”). Under the terms of the Agreement to Purchase, $3,500,000 of the consideration for Provista’s equity was paid in the form of a convertible note. In the event that the Company’s ordinary shares are listed on a national securities exchange (an “Uplisting”), the Note shall automatically be exchanged into Preferred shares (the “Series B Preferred Shares”) with such fixed conversion price terms as described in the Agreement to Purchase. Accordingly, we propose to amend Article 4 of our Articles of Association to create a class of 5,000 (five thousand) Series B convertible preferred shares of par value NIS 0.01 each, to be known as the Company’s “Preferred B Shares,” so that the Company will be capable of issuing such Preferred B Shares, with such Preferred B Shares specifically allocated for that purpose. The full details of the Preferred B Shares are set forth in the proposed amendments to the Articles attached as Annex A of this Proxy Statement.

Additionally, according to legal advice the Company has received, the current provisions of the Amended and Restated Articles of Association may require the Company to remain in compliance with Israeli laws and regulations regarding External Directors, notwithstanding certain exemptions which Israeli law would otherwise have provided at such time that the Company may become listed on certain Qualified Exchanges (as defined in Proposal Three, below), if not for the provisions of the current Articles. For more details on these exemptions, as well as our compliance with Israeli law regarding External Directors, please refer to the discussion regarding Proposal Three.

Accordingly, we propose to amend Article 34 of our Amended and Restated Articles of Association, such that the Company will be able to enjoy regulatory relief as appropriate under Israeli law, for companies listed on a Qualified Exchange and compliant with the laws of such Qualified Exchange regarding independent directors.

The full text of the amendments contemplated in this Proposal One is attached as Annex A to this Proxy Statement.

Shareholder Approval

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to approve the amendments to the Company’s Articles of Association to: (a) increase the Company’s Authorized Share Capital to include: (i) NIS 50,000,000 composed of 5,000,000,000 (five billion) Ordinary Shares par value NIS 0.01 each, (ii) an additional NIS 500 composed of 50,000 (fifty thousand) Preferred A shares par value NIS 0.01 each, and (iii) an additional NIS 50 composed of 5,000 (five thousand) Preferred B shares par value NIS 0.01 each; and (b) amend Article 34 of the Company’s Articles of Association; all of the above as per the amendments text appearing in Annex A of this Proxy Statement.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION.

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PROPOSAL TWO - COMPENSATION SCHEDULE

APPROVAL OF COMPENSATION PACKAGES FOR: DIRECTORS, CEO, CFO, AND EXTERNAL DIRECTORS

As an Israeli company, we are subject to the Israeli Companies Law, which provides that the terms of compensation for the Officers and Directors, including for any other services or offices provided or held by a Director, must first be approved by the Board of Directors following the recommendations of the Compensation Committee, prior to receiving the approval of the Shareholders’ Meeting.

In light of the Company’s current situation and growth opportunities, our Compensation Committee has reviewed the terms of compensation for our Directors, CEO, CFO and External Directors, as well as for Key Individuals who may be hired or whose services may be procured in the future, including the incentives necessary or desirable to bring to fruition the Company’s goals, strategies and objectives. In its review, the Compensation Committee has considered, amongst other things: (1) achieving the Company’s goals, long-term strategy and plan of action; (2) forming appropriate incentives for the Company’s Officers, Directors and Key Individuals, including consideration of the Company’s risk management policy; (3) the scope of the Company’s size and future growth, and its manner of activity in its field; and (4) each Director and Officer’s contribution to the achievement of milestones and maximum long-run earnings, all of the above taking a long-range perspective in keeping with each Director and Officer’s particular role. In particular, the Committee has had regard for, amongst other things: (1) each Director and Officer’s education, talents, expertise, accomplishments and professional experience; (2) each Director and Officer’s role, areas of responsibility, and previous compensation arrangements; and (3) the possibility of establishing a ceiling for the value of equity incentives. Based on these and other considerations, and in light of the Company’s special and unique circumstances at this juncture, the Compensation Committee and the Board of Directors have approved the compensation schedule attached as Annex B to this Proxy Statement (the “Compensation Schedule”), and recommends the approval of the Compensation Schedule by the Company’s shareholders.

Director Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Directors for fiscal year 2020.

Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Dr. Herman Weiss	$27,083	$63,699	$		$90,782
Gerald Commissiong	$27,083	$56,993	$		$84,076
Daniel Hirsh	$27,083	$56,993	$		$84,076
Lauren Chung	$27,083	$56,993		$6,250	$90,326
Moshe Abramovitz	$27,083	$56,993		$4,167	$88,243
Moshe Schlisser	$33,854	$56,993		$8,333	$99,180

Required Vote

The approval of the Compensation Schedule requires the affirmative vote of a majority of the shares present (in person or by proxy) and voting on the matter, provided that either: (i) at least a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, participating in the vote (whether in person or by proxy, excluding abstentions), are voted in favor of approving the Compensation Schedule; or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal Interest in the approval of the Compensation Schedule, voted against the approval of the Compensation Schedule, does not exceed 2% of the outstanding voting power in the company.

Please note that “Control” and “Personal Interest” are defined terms with (respectively) specific meanings under the Companies Law. For the definition of these terms, please see the discussion of Proposal Three below.

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The Company acknowledges that at least one shareholder has a Personal Interest in the compensation of one of our Directors. Any shareholder that has a Personal Interest in the compensation of any officer or Director of the Company must inform the Company of such Personal Interest prior to the vote; all shareholders who fail to do so shall be deemed to have made a positive declaration to the Company that they have no Personal Interest in the compensation of any of the Company’s current officers or Directors.

Please note that you are required to indicate on the proxy card with respect to Proposal Two whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, pursuant to the recommendation of the Compensation Committee and the Board of Directors, to approve and adopt the Compensation Schedule appearing as Annex B of the Proxy Statement, effective from fiscal year 2021.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE COMPENSATION SCHEDULE.

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PROPOSAL THREE – ELECTION OF EXTERNAL DIRECTORS

ELECTION OF DR. LAUREN CHUNG AND MR. MOSHE SCHLISSER AS THE COMPANY’S EXTERNAL DIRECTORS

Dr. Lauren Chung is the founder and CEO of Minleigh LLC, which is focused on identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities. She has over 20 years of healthcare investment management, investment banking and advisory experience, and is currently a venture partner at Yozma Group Korea headquartered in South Korea.

Dr. Chung was a managing director in Healthcare Research at WestPark Capital. Previously, she was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. Prior to that, Dr. Chung managed healthcare investment portfolios at RBR Capital, Kingdon Capital and Pequot Capital. Earlier in her career, Dr. Chung was a research scientist doing cutting-edge work in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital. Dr. Chung has published in many leading peer-reviewed scientific journals.

As a current and former director of public and private companies, Dr. Chung brings a valuable perspective for the Company’s strategy and operations, as well as extensive scientific insights. Dr. Chung serves on the business review board of the Alzheimer’s Drug Discovery Foundation. Dr. Chung holds a Ph.D. in neuropathology from Columbia University-College of Physicians & Surgeons, and a BA with honors in Biochemistry and Economics from Wellesley College.

Mr. Moshe Schlisser has been a director since February 27, 2016. Mr. Schlisser currently also serves as a director at SmartGreen Ltd, Tantel Group Ltd and III Pte Ltd. Mr. Schlisser is a General Partner at Shefa Capital Ltd a Growth Venture Fund, with a focus on mid- to later stage deep technology investments. Mr. Schlisser has held managerial positions in various investment firms and has experience with investments, structured finance and mergers and acquisitions. In 2010, Mr. Schlisser co-founded and currently serves as a director of a soup kitchen that serves to over 50 homeless and underprivileged individuals a hot prepared dinner every night and that delivers weekend food packages to over 250 underprivileged families.

Certain provisions of Israeli law regarding “External Directors”

As an Israeli company, we are subject to the Israeli Companies Law, which provides that at least two of the Company’s directors must be external directors, whose terms of office, and procedures for appointment or removal, must conform with the provisions of the Companies Law, Section 239 et seq. (the “External Directors”).

External Directors must meet certain statutory qualifications, as detailed in the Israeli Companies Law, Section 239 et seq. (the “Statutory Qualifications”). The Statutory Qualifications include certain provisions designed to ensure the External Directors’ independent judgment, as well as criteria for the External Directors’ professional skills, as follows (the “Professional Qualifications”): (i) at least one of the External Directors must have “accounting and financial expertise”, and (ii) each External Director must have either “accounting and financial expertise” or “professional skills”; all as such terms are defined by the regulations promulgated under the Companies Law.

Each External Director must file a written declaration affirming that she or he meets the Statutory Qualifications, including documentation of her or his Professional Qualifications, before her or his nomination can be properly considered by the Shareholders’ Meeting. Each of Dr. Lauren Chung and Mr. Moshe Schlisser has submitted their respective written declarations to the Board, as required under the Companies Law. Those declarations are available for review by the public at our registered office, and a copy of those declarations will be made available to any member of the general public upon request. After considering their respective declarations, our Board of Directors has determined that Dr. Chung and Mr. Schlisser possess the required Professional Qualifications to be appointed as External Directors and, specifically, that Dr. Chung has “accounting and financial expertise,” as that term is defined by the regulations promulgated under the Companies Law.

Compensation package and expenses of External Directors

The compensation and allowable expenses of External Directors are regulated by the Companies Law and regulations promulgated pursuant thereto (the “Compensation Regulations”). Generally speaking, the Compensation Regulations set a fixed range including minimum, maximum, and suggested median tariffs for External Directors’ compensation, on the basis of a fixed cash salary, in addition to fixed cash amount per meeting. The relevant fixed ranges are based on the Company’s shareholders’ equity and, for Companies whose securities are listed on a non-Israeli exchange, the increased burden of the demands and obligations imposed by the laws and regulations to which companies listed on that exchange are subject. However, the fixed amounts set forth in the Compensation Regulations may not adequately account for the unique position in which every company is situated. Therefore, Regulations 8A and 8B of the Compensation Regulations allow the Company to adopt a compensation package, including cash as well as equity, which goes beyond the parameters otherwise imposed by the fixed range of the Compensation Regulations. Based on the legal advice it has received, the Board has determined that the Compensation Schedule is in keeping with the requirements of the Compensation Regulations.

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External Directorship exemptions for companies listed on a “Qualified Exchange”

Regulations promulgated pursuant to Section 364(a) of the Companies Law allow for an exemption from some provisions of the Companies Law for companies (such as Todos) whose securities are listed on a non-Israeli exchange only (the “Foreign Listing Leniencies”). Regulation 5D of the Foreign Listing Leniencies provides certain exemptions from the Companies Law requirements regarding the corporate governance role of External Directors, for Israeli companies listed on certain non-Israeli exchanges (the “Qualified Exchanges”); provided that: (i) the Israeli company is fully compliant with all laws and regulations of the Applicable Jurisdiction regarding the appointment of independent directors, and the composition of audit and/or compensation committees, as they apply to companies incorporated in the Applicable Jurisdiction, such regulations being deemed to include any rules or guidelines generally practiced at the relevant Qualified Exchange (the “Qualified Exchange Regulations”), where “Applicable Jurisdiction” means the jurisdiction in which the company’s securities are either (x) offered to the public, or (y) listed for trade on the Qualified Exchange; (ii) there is no one person or syndicate exercising “Control” over the Company, as that term is defined under the Israeli Securities Law, 1968 (see definition of “Control” in the “required vote” section of this Proposal); (iii) the composition of the company’s Board includes at least one member of each of the male and female genders; and (iv) the company has elected to comply with the Qualified Exchange Regulations in lieu of the provisions of the Companies Law relating to the appointment of independent directors, and the composition of audit and/or compensation committees.

As a matter of Israeli law, the Minister of Justice may from time to time, after consulting with the Israel Securities Authority and after receiving the approbation of the Law and Constitution Committee of the Knesset, revise the Foreign Listing Leniencies. In the future, such revisions may include the addition, removal and/or revision of leniencies, as well as the addition of other exchanges to (or removal of exchanges from) the list of Qualified Exchanges. At time of this writing, the Qualified Exchanges as per the Foreign Listing Leniencies are the NYSE, AMEX, NASDAQ Global Select, NASDAQ Global, and NASDAQ Capital. Should the company’s shares become listed on a Qualified Exchange in the future, provided that the conditions for exemption as described above apply, the Board may consider the feasibility of procuring the services of Dr. Chung and Mr. Schlisser as “independent directors” under and subject to the applicable Qualified Exchange Regulations, in place of their currently proposed service as External Directors under the Companies Law.

To this end, Proposal One includes an amendment to the Company’s Articles of Association which would ensure the validity of such leniencies in the future, should the Board decide to comply with the Qualified Exchange Regulations in lieu of the relevant Companies Law provisions, as described above.

Required Vote

The election of each of Dr. Chung and Mr. Schlisser as an External Director requires the affirmative vote of a majority of the shares present (in person or by proxy) and voting on the matter, provided that either: (i) a majority of the shares of non-Controlling shareholders and shareholders who do not have a Personal Interest in the resolution (excluding a Personal Interest that is not related to a relationship with a Controlling party), participating in the vote (whether in present or by proxy, excluding abstentions), are voted in favor of the election of the External Director, or (ii) the total number of shares of non-Controlling shareholders and of shareholders who do not have a Personal interest in the resolution (excluding a Personal Interest that is not related to a relationship with a non-Controlling shareholder) voted against the election of the External Director, does not exceed 2% of the outstanding voting power in the company.

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Under the Companies Law, a “Personal Interest” means a personal interest in any act or transaction of a company, which is deemed to include a personal interest of: (x) any “Relative” of the shareholder; (y) any company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5% of the outstanding share capital, or has the right to appoint a director or the chief executive officer; or (z) the Personal Interest of a person acting as a proxy for the shareholder, even if the shareholder himself does not have a Personal Interest, whether or not the proxy holder has discretion how to vote); excluding, however, an interest arising solely from the ownership of shares. The term “Relative” above means: (a) a spouse, sibling, parent, grandparent, child or descendant; (b) a spouse’s child or descendant, parent or sibling; or (c) the spouse of any of the foregoing.

Under the Companies law, “Control” has the meaning assigned to that term in the Israeli Securities Law, 1968 (the “Securities Law”), specifically: a de facto ability to direct the Company’s affairs, other than by exercise of official duty as a director or officer of the Company; where holding at least 50% of the rights to (x) vote in a shareholders’ meeting, or (y) appoint the Company’s directors or chief executive officer, creates a rebuttable presumption of “Control”; whether such rights are held by a single person or entity or in conjunction with others (including by a voting agreement or arrangement), whether directly or indirectly, including by means of any trustee, trust company; pursuant to which a corporation and its affiliates, as well as an individual and family members sharing a residence or dependent upon each other for their livelihood, are deemed to be a single person.

To the best of our knowledge, there is currently no single person or syndicate who exercises Control over the Company, nor are we aware of any arrangement to exercise Control over the Company, as per the Securities Law definition of “Control.”

Please note that you are required to indicate on the proxy card with respect to Proposal Three whether you are a controlling shareholder of the Company, or acting on its behalf or not, and whether you have a personal interest in the approval of the proposal as provided above or not. If you fail to so indicate on the proxy card, your vote may not be counted with respect to the proposal for which you failed to provide notification.

Term of an External Director’s Office

If elected, each of the External Directors will serve for a three-year term, following which they may be re-elected for a maximum of two additional three-year terms. An External Director can be removed from office before the expiration of her or his term only under limited circumstances, as described below.

An External Director can be removed from office prior to the expiration of her or his term only if : (i) the External Director informs the company that the Statutory Qualifications regarding her or his external directorship no longer apply (in which case his or her external directorship expires immediately upon the company’s receipt of such notification); (ii) following a determination by the Board, and after receiving the Board’s reasoned opinion provided that the External Director has been afforded a reasonable opportunity to convey her or his position, a special Shareholder’s Meeting determines that either: (x) the Statutory Qualifications have ceased to apply with regards to the External Director’s appointment as such, or (y) the External Director has violated her or his fiduciary duty to the company; (iii) an Israeli Court determines, upon petition from any director or shareholder of the company, that either of sub-clause (ii)(x) or (ii)(y) above has occurred; (iv) an Israeli Court determines, upon petition from any director, shareholder or creditor of the company, that the External Director is incapable of fulfilling his or her duties on a regular basis, or that the External Director been convicted in a foreign [i.e. non-Israeli] Court of bribery, fraud, or a crime relating to corporate management or insider information; (v) the Company ceases to be a company with publicly traded shares or debentures (in which case the External Director’s office automatically expires three months subsequent to such date); or (vi) if the Company becomes listed on a Qualified Exchange, the Company has no Controlling shareholder or syndicate, the Company’s Board has at least one member of each of the male and female genders, and the Company elects to comply with the Qualified Exchange Regulations in lieu of the provisions of the Companies Law relating to the appointment of independent directors and the composition of audit and/or compensation committees; in which case, pursuant to Regulation 5D of the Foreign Listing Leniencies, the External Director may elect to either resign, or remain a director on the Board (whether or not as an independent director under the Qualified Exchange Regulations) without needing to be reelected, until the earlier of (x) the date on which her or his External Directorship would otherwise have expired, or (y) the end of the second Annual Shareholders’ Meeting held subsequent to the Company’s election to comply with the Qualified Exchange Regulations in lieu of the relevant provisions of the Companies Law.

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Compensation of External Directors

The compensation and allowable expenses of External Directors are regulated by the Compensation Regulations, as discussed above. An External Director’s compensation and expenses package enters effect at the beginning of her or his term, and cannot be changed or modified for the duration of her or his term, other than to match the more favorable compensation terms of another External Director duly appointed in the middle of her or his term. The Companies Law prohibits an External Director from receiving any consideration, whether directly or indirectly, for her or his services as Director, other than: (a) her or his pre-approved compensation and expenses package (which is subject to the parameters of the Compensation Regulations); and (b) waiver, indemnification and insurance for directors’ liability. If an External Directly does receive consideration in a forbidden manner, this is considered a breach of the External Director’s Statutory Qualification, following which the External Director shall be removed from office as per one of the procedures described in sub-sections (i), (ii) or (iii) in the paragraph above.

Restrictions after conclusion of an External Director’s term of service

Even after the conclusion of an External Director’s term of service, none of the Company, a Controlling shareholder or syndicate of the Company, or an entity in the Control of a Controlling shareholder or syndicate, may provide any benefit, whether directly or indirectly, to the outgoing External Director, his or her spouse, child or Relative; the above including appointment to any position in any of the entities aforementioned, or any manner of employment or procurement of services by any of the aforementioned, whether directly or indirectly, including by means of an entity Controlled by the outgoing External Director, his or her spouse, child or Relative, for a period of two years following the conclusion of the External Director’s service as such or, regarding a Relative who is not a spouse or child, for a period of one year following.

These restrictions do not apply, however, to an External Director who remains as a Director (whether or not as an independent director under the Qualified Exchange Regulations), following the Company’s election to comply with the Qualified Exchange Regulations in lieu of the provisions of the Companies Law relating to the appointment of independent directors pursuant to Regulation 5D of the Foreign Listing Leniencies.

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to elect Dr. Lauren Chung and Mr. Moshe Schlisser to be the Company’s External Directors, each for a three-year term, effective immediately.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. LAUREN CHUNG AND MR. MOSHE SCHLISSER AS THE COMPANY’S EXTERNAL DIRECTORS.

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PROPOSAL FOUR – ELECTION OF DIRECTORS

REELECTION OF GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOVITZ AS THE COMPANY’S DIRECTORS

Under the Company’s Amended and Restated Articles of Association, the Company’s Board of Directors shall consist of at least three and not more than seven directors, in addition to two external directors required to be appointed under the Israeli Companies Law. The Company’s Board of Directors currently has four directors who are not external directors:

Name	Age	Position(s)
Gerald Commissiong	38	Chief Executive Officer and Director
Dr. Herman Weiss	49	Chairman of the Board of Directors
Daniel Hirsch	51	Chief Financial Officer and Director
Moshe Abramovitz	38	Director

Other than external directors, for whom special election and removal requirements apply under the Companies Law, our directors are elected annually at the annual general meeting of our shareholders. Thus, all four of our directors who are not external directors are up for re- election.

Each of the four nominees has consented to being named in this proxy statement and has agreed to serve if elected. The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the four nominees named in this proxy statement as directors.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOVITZ AS THE COMPANY’S DIRECTORS.

The following is a brief biography of the nominees for re-election as directors:

Gerald Commissiong, Chief Executive Officer and Director

Gerald Commissiong has served as our Chief Executive Officer and director since January 5, 2020. In addition, Mr. Commissiong serves as Chief Executive Officer, President and a member of the Board of Directors of Amarantus Bioscience Holdings, Inc. (“Amarantus”), of which he is a co-founder. Prior to becoming Chief Executive Officer of Amarantus in October 2011, Mr. Commissiong was the Chief Operating Officer of Amarantus. Mr. Commissiong graduated from Stanford University in Management Science and Engineering with a focus on Financial Decisions.

Dr. Herman Weiss, Chairman of the Board of Directors

Dr. Herman Weiss has served as a director of the Company since June 22, 2017 and Chairman of the Board of Directors since January 5, 2020. Dr. Weiss served as Chief Executive Officer of the Company from July 30, 2018 to January 5, 2020. In addition, Dr. Weiss previously served as the Vice President of Medical Affairs and Clinical Development at Juniper Pharmaceuticals Inc. in Boston, MA. Before that, Dr. Weiss served as the Global Medical Director of women’s health and bone health at Teva Pharmaceutical Industries, Ltd. in Petah Tikve, Israel. Dr. Weiss has served as a consultant to multiple medical device and pharmaceutical companies, including American medical systems and venture capital firms in New York City, and also founded and served as the Chief Medical Officer of FibroControl, a biotech medical device company in Herzliya, Israel. Dr. Weiss owns multiple patents and is the author of numerous publications in the area of women’s health and gynecology. Dr. Weiss holds an M.B.A. from the George Washington University, Washington DC, an M.D. from the Ohio State University College of Medicine, and a B.A. in Philosophy (summa cum laude) from the Ramapo College of New Jersey.

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Daniel Hirsch, Chief Financial Officer and Director

Daniel Hirsch has served as our Chief Financial Officer and director since January 5, 2020. Mr. Hirsch has been managing Partner of First Line Capital, LLC since 2002. Prior to 2002, Mr. Hirsch served as Senior Consultant at Integrated Healthcare based in Greenwich, Connecticut providing turn around services for large medical practices. From 1992 to1998, Mr. Hirsch was Director of Primary Care for Hackensack University Medical Center in Hackensack, New Jersey.

Moshe Abramovitz, Director

Moshe Abramovitz has served as a director of the Company since February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including serving as the Deputy Chief Executive Officer of A.S. Mehadrin Ltd. Mr. Abramovitz holds a B.A. in business administration, specializing in information systems, from Ono Academic College and an MBA in business administration specializing in business strategy from Ono Academic College. Mr. Abramovitz received training and a certificate to serve as a mediator from Bar Ilan University.

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to elect Gerald Commissiong, Dr. Herman Weiss, Daniel Hirsch and Moshe Abramovitz as the Company’s Directors, each for a term until the next annual meeting, effective immediately.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DR. GERALD COMMISSIONG, DR. HERMAN WEISS, DANIEL HIRSCH AND MOSHE ABRAMOVITZ AS THE COMPANY’S DIRECTORS.

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PROPOSAL FIVE – REVERSE SHARE SPLIT

EXTENSION OF DEADLINE AND INCREASE OF RANGE FOR EFFECTUATING THE REVERSE SHARE SPLIT

Purpose of the Reverse Share Split

The Company’s shares are currently quoted on the OTC Markets’ OTCQB Market under the symbol “TOMDF.”

The Company believes that the reverse share split is advisable in order to make its ordinary shares more attractive to a broader range of investors, including professional investors, institutional investors, and the general investing public. For example, large U.S. institutional investors do not regularly invest in stocks trading below $5.00 per share. The Company’s Board of Directors believes that the anticipated increased price resulting from the reverse share split may generate additional interest and trading in the Company’s ordinary shares.

In addition, the Company believes that the reverse share split will allow for a possible listing of the ordinary shares of the Company on The Nasdaq Capital Market, which requires a minimum bid price of $4.00 per share. The Company believes that the listing of the Company’s shares on The Nasdaq Capital Market will enable the Company to maintain greater access to the public capital markets and will afford the Company’s shareholders greater liquidity with respect to their holdings in the Company.

In May 2020, the Company sought and received approval of the shareholders to effect a reverse share split of the Company’s outstanding ordinary shares within a range of 1-for-10 to 1-for-100 and to amend the Company’s Articles of Association to effect such reverse share split.

That approval gave the Board the authority to decide, within twelve months from the date upon which shareholders of the Company approved that proposal, whether to implement the reverse share split and the exact ratio for the reverse share split within the range of 1-for-10 to 1-for-100 if such split is to be implemented; provided, however, that the Company was not allowed to effect reverse share splits that, in the aggregate, exceed 1-for-100. Now, the Company seeks an extension of that approval until July 26, 2022, because it has been unable to complete the uplisting process for which the reverse share split was intended due to market conditions.

Additionally, the Company seeks to adjust the range of the share split to a range between 1-for-2 and 1-for-500. If the reverse share split is implemented, the number of issued and outstanding ordinary shares would be reduced, and the nominal value would be increased in accordance with the exchange ratio selected by the Board.

In the event that the Company’s shareholders do not approve granting discretionary authority to the Company’s Board of Directors to effectuate the reverse share split, the Company’s ordinary shares will continue to be quoted on the OTCQB.

The OTC Market is generally considered to be a less efficient market than The Nasdaq Capital Market, and the share price, as well as the liquidity of the ordinary shares, may be adversely affected, as remaining on the OTCQB would negatively impact the Company’s ability to secure new financing. Accordingly, the Board recommends that the shareholders approve the granting of discretionary authority to the Company’s Board of Directors to effectuate the reverse share split as described above on a date to be announced by the Company and authorize the Company to amend the Articles of Association accordingly. If the reverse share split is approved by our shareholders, the Company will issue a press release announcing the effective date of the reverse share split and the exact ratio for the reverse share split, and will amend the Articles of Association to effect such reverse split.

As a result of the reverse share split, the total number of ordinary shares outstanding will be reduced, and the nominal value per share will be increased proportionately. For example, if the reverse share split is approved and the Board proceeds with a reverse split of 1-for-100, then the 1,000,000,000 shares, par value NIS 0.01 per share currently, authorized, would be reduced to 10,000,000 shares. Since the total issued principal amount of the share capital remains the same after the split, the nominal value per share in this example would be increased from NIS 0.01 to NIS 1.00 per share.

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While the Company’s Board of Directors believes that the potential advantages of a reverse share split outweigh any actual or potential disadvantages, if the Company does effect a reverse share split there can be no assurance that:

(a)	the Company’s ordinary shares will trade at a price in proportion to the reduction in the number of outstanding shares resulting from the reverse share split;

(b)	following such reverse share split, the Company’s ordinary shares will be approved for listing on The Nasdaq Capital Market;

(c)	the liquidity of the Company’s ordinary shares will not be adversely affected by the reduced number of shares that would be outstanding and available for trading after the reverse share split;

(d)	effectuating a reverse share split will not be perceived in a negative manner by investors, analysts, or other stock market participants; or

(e)	the reverse share split will not result in some shareholders owning “odd-lots” of less than 100 ordinary shares, potentially resulting in higher brokerage commissions and other transaction costs than the commissions and costs of transactions in “round-lots” of even multiples of 100 shares.

The exercise price and the number of shares issuable pursuant to outstanding options, warrants, capital notes and convertible debentures will be adjusted pursuant to the terms of such instruments in connection with such reverse-split. For example, if the reverse share split is approved and the Board proceeds with a reverse split of 1-for-100, then for every 100 old ordinary shares previously issuable upon exercise of outstanding options, warrants, capital notes and convertible debentures, the holders of such securities will, upon exercise or conversion thereof, receive one ordinary share of NIS 1.00 par value, for the same aggregate amount of consideration paid.

We note that, pursuant to Proposal One of this Proxy Statement, the Board is recommending that Shareholder’s ratify amendments to our Articles which would include the creation of two new class of shares, Preferred A and Preferred B, of par value equal to our Ordinary Shares. In order to fully achieve the desired effect of the reverse split, we believe it will be necessary to effect a reverse split of equal ratio across the board of the Company’s classes of shares; therefore, the Board recommends that the authority granted to the Board to effect the reverse split should be expanded to include not only the Ordinary Shares, but also the entirety of our share capital.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse share split by a U.S. shareholder that holds shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. shareholder” refers to a beneficial owner of shares who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. shareholder” of our shares is a shareholder who is not a U.S. shareholder. Non-U.S. shareholders should consult their own advisors as to the federal, state, local, and foreign tax consequences to them relating to their participation in the reverse share split.

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This summary does not represent a detailed description of the U.S. federal income tax consequences to a U.S. shareholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances or to any shareholder that may be subject to special tax rules, including, without limitation: (1) shareholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. shareholders whose “functional currency” is not the U.S. dollar; (8) persons holding shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares in connection with employment or other performance of services; (10) dealers and other shareholders that do not own their shares as capital assets; (11) U.S. expatriates, (12) non-U.S. shareholders; or (13) shareholders who directly or indirectly hold their shares in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the reverse share split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of a reverse share split. This discussion is for general information only and is not tax advice. All shareholders should consult their own tax advisors with respect to the U.S. federal, state, local and non U.S. tax consequences of a reverse share split.

Based on the assumption that the reverse share split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the reverse share split.

The reverse share split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse share split so qualifies, a U.S. shareholder should not recognize any gain or loss as a result of the reverse share split. Further, a U.S. shareholder’s aggregate tax basis in his, her, or its post-split shares should equal the aggregate tax basis in the pre-split shares exchanged therefor, and such U.S. shareholder’s holding period for the post-split shares should include the period during which such U.S. shareholder held the pre-split shares surrendered therefor. U.S. shareholders should consult their tax advisors as to application of the foregoing rules where shares were acquired at different times or at different prices.

However, the U.S. federal income tax treatment of the fractional shares being rounded up to the next whole share is uncertain and the IRS may take the position that the rounding up results in a distribution to a U.S. shareholder whose proportionate interest in the earnings and profits of the Company is increased thereby. If the IRS were to successfully assert this position, the fair market value of an additional fraction of a share received by such U.S. shareholder would constitute a dividend to the extent of the earnings and profits of the Company. Any such dividend would likely be immaterial in amount. U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Certain Israeli Tax Consequences

The following discussion summarizing certain Israeli income tax consequences is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the policy of the Israeli Tax Authority (“ITA”) as currently in place, and is for general information only. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

Generally, a reverse share split will be viewed for Israeli tax purposes as a sale of the ordinary shares held by each shareholder, with the consideration being the new ordinary shares received in the reverse share split. Such sale of ordinary shares will generally be viewed as a capital gain tax event for Israeli tax purposes and will result in the recognition of capital gain or capital loss for Israeli income tax purposes unless an applicable exemption is provided in Israeli tax law or under an applicable treaty for the prevention of double taxation which exists between the State of Israel and the country of residence of the shareholder.

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However, it is possible to approach the ITA in order to obtain an advanced tax ruling (the “Ruling”), prior to the reverse share split. If obtained, the Ruling may provide that the reverse share split will not be considered as a sale of shares for Israeli tax purposes. Such Ruling could also provide that the purchase price (as adjusted for the split) and purchase date for tax purposes in future selling of the new ordinary shares will be identical to the purchase price and purchase date of the ordinary shares. It is likely that the Ruling will be conditioned and based on the following facts: the reverse share split shall apply the same conversion ratio for all of the shareholders; there will be no change in the shareholders’ rights (whether in their voting rights or rights for profits) as a result of the reverse share split; the reverse share split shall not include any consideration or economic benefit (whether by cash or by cash equivalents) paid or accrued to the shareholders or to the Company; the economic value of all of the issued shares shall not be affected by the reverse share split.

THE U.S. AND ISRAELI TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT MAY DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER IS ADVISED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ALL OTHER POTENTIAL TAX CONSEQUENCES TO THE SHAREHOLDER OF A REVERSE SHARE SPLIT.

Fractional Shares

No fractional shares will be issued as a result of the reverse-split. Instead, all fractional shares will be rounded up to the next whole number of shares.

Exchange of Share Certificates

Shortly after the reverse share split becomes effective, each holder of an outstanding certificate representing ordinary shares will receive from Worldwide Stock Transfer Company, the Company’s exchange agent (the “Exchange Agent”), instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of a Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the effective date of the reverse share split represented ordinary shares, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the whole number of ordinary shares into which the ordinary shares previously represented by the surrendered certificate shall have been reclassified.

Until surrendered as contemplated herein, each certificate that immediately prior to the reverse share split represented any ordinary shares shall be deemed at and after the reverse share split to represent the whole number of ordinary shares contemplated by the preceding sentence. Each certificate representing ordinary shares issued in connection with the reverse share split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the ordinary shares.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse share split represented any ordinary shares, except that if any certificates for ordinary shares are to be issued in a name other than that in which the certificates for ordinary shares surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

Upon the implementation of the reverse share split, the Company intends to treat shares held by shareholders through a bank, broker, custodian, or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the reverse share split for their beneficial holders holding the Company’s ordinary shares in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered shareholders for processing the reverse share split. Shareholders who hold the Company’s ordinary shares with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to extend the authority granted by the Company’s shareholders in their meeting of May 11, 2020 to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares from May 11, 2021 to July 26, 2022, to expand the range of such share split to between 1-to-2 and 1-to-500, and to expand such authority to include a reverse split of the Company’s entire share capital.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE EXTENSION OF THE AUTHORITY FOR THE COMPANY’S BOARD OF DIRECTORS TO EFFECT THE REVERSE SPLIT AS DESCRIBED ABOVE.

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PROPOSAL SIX– 2021 EQUITY INCENTIVE PLAN

ADOPTION OF THE 2021 EQUITY INCENTIVE PLAN

We are asking our shareholders to approve our 2021 Equity Incentive Plan (the “Equity Incentive Plan” or the “Plan”) so that we can use it to achieve the Company’s goals and also receive favorable tax treatment for the employees, consultants, directors, and other service providers that receive options granted thereunder. Our Board of Directors has approved the Equity Incentive Plan, subject to approval from our shareholders at the annual meeting.

We believe strongly that the approval of the Equity Incentive Plan is essential to our continued success. Our employees are our most valuable asset. Stock options such as those provided under the Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such stock option awards also are crucial to our ability to motivate employees to achieve the Company’s goals.

Summary of the Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Annex C.

Background and Purpose of the Plan

The Plan is intended to attract, motivate, and retain employees, consultants, directors, and other service providers who provide significant services to us.

Administration of the Plan

Our Board of Directors or a committee appointed by our Board of Directors (the “Committee”) administers the Plan. Subject to the terms of the Plan, the Committee will have the power to recommend to our Board of Directors, and our Board of Directors will have the power and authority to select the employees and consultants who will receive stock option awards and determine the terms and conditions of stock option awards (for example, the exercise price and vesting schedule). The Committee will have full power and authority to interpret the provisions of the Plan and outstanding options granted thereunder.

If a stock option expires or is cancelled without having been fully exercised or vested, the shares covered by such option will be returned to the available pool of the Company’s ordinary shares (the “Shares”) reserved for issuance under the 2021 Plan. Also, if we experience a share dividend, recapitalization or other change in our capital structure, the number, class, and kind of shares available for issuance under the Plan, and the outstanding stock option awards, may be adjusted as appropriate to reflect the share dividend or other change.

Eligibility to Receive Awards

Our Board of Directors, upon the recommendation of the Committee, selects the employees and consultants who will be granted discretionary stock option awards under the Plan. The actual number of individuals who will receive a stock option award under the Plan cannot be determined in advance because our Board of Directors has the discretion to select the participants.

Our Board of Directors may, in its discretion, elect to grant stock options awards under the Plan in order to fulfill some or all of the equity compensation to be received by the Company’s Directors and/or Officers, as described in the Compensation Schedule (pending approval of the Compensation Schedule at this Meeting) or otherwise.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, our Board of Directors may grant options that qualify for favorable tax treatment under Israeli or United States tax law. Our Board of Directors will determine the number of Shares covered by each option.

The exercise price of the Shares subject to each option is set by the Board of Directors in its discretion in accordance with applicable law.

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An option granted under the Plan cannot generally be exercised until it becomes vested. Our Board of Directors establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by our Board of Directors. Options granted under the Plan expire at the times established by our Board of Directors.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Plan also contains provisions for the cashless exercise of options. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Change of Control

In the event of a merger, acquisition, or reorganization by or with one or more entities, in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the successor corporation will either assume or provide a substitute stock option award for each outstanding stock option. In the event the successor corporation refuses to assume or provide a substitute stock option award, the Committee will provide at least 15 days’ notice that the option will immediately vest and become exercisable as to all of the Shares subject to such award and that such award will terminate upon the expiration of such notice period.

Stock Option Awards to Be Granted to Certain Individuals and Groups

The number of stock option awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Limited Transferability of Stock Options

Stock options granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to extend adopt the Company’s 2021 Equity Incentive Plan substantially in the form attached as Annex C.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE COMPANY’S 2021 EQUITY INCENTIVE PLAN.

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PROPOSAL SEVEN – RATIFICATION OF THE APPOINTMENT OF YAREL AND COMPANY AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RATIFICATION OF THE SELECTION OF YAREL AND COMPANY, CERTIFIED PUBLIC

ACCOUNTANTS (ISR.), AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE

COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

On June 23, 2021, our Audit Committee dismissed Fahn Kanne & Co., a member of Grant Thornton International, or our Former Auditor, as our independent registered public accounting firm, effective after their completion of the review of the Company’s consolidated financial statements for the three months ending March 31, 2021. In addition, on June 23, 2021, our Audit Committee appointed Yarel and Company, Certified Public Accountants (Isr.), as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, or the Independent Auditors, whose appointment will take place upon the dismissal of our Former Auditors.

Principal Accountant Fees and Services

Todos paid the following fees for professional services rendered by Fahn Kanne and other members of Grant Thornton Limited, for the years ended December 31, 2020, and 2019:

	2020	2019
	(U.S. $)
Audit fees	120,000	70,000
Audit-related fees	12,000	47,168
Tax fees
All other fees
Total	$132,000	$117,168

The audit fees for the years ended December 31, 2020 and 2019 were for professional services rendered for the integrated audit of Todos’ annual consolidated financial statements and its internal control over financial reporting as of December 31, 2020 and 2019, review of consolidated quarterly financial statements, statutory audits of Todos and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC, as well as the audit of carve out financial statements prepared in connection with certain divestment activities.

The Audit-related fees for the years ended December 31, 2020, and 2019 were paid for the following services: due diligence related to mergers and acquisitions, accounting consultations and employee benefit plan audits, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

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Tax fees for the years ended December 31, 2020, and 2019 were paid for the following services: services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans and assistance with respect to requests for rulings from tax authorities.

All other fees for the years ended December 31, 2020, and 2019 were paid mainly for an internal control review associated with the design and implementation plans of an ERP system, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Yarel and Company, Certified Public Accountants (Isr.), as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. We do not expect to have a representative of the Independent Auditors attend the Meeting.

The Board of Directors will present the following resolution at the Meeting:

RESOLVED, to ratify the appointment of Yarel and Company, as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2021.

Board of Directors’ Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF YAREL AND COMPANY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee, which currently consists of Mr. Moshe Schlisser, who serves as the chairperson, Ms. Lauren Chung and Mr. Moshe Abramovitz, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. This report relates to the activities undertaken by the Audit Committee in fulfilling its responsibilities.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the Audit Committee has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company’s independent registered public accounting firm. From time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee before provision of such services commences. The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors’ independence.

The foregoing report is provided by the undersigned members of the Audit Committee.

Moshe Schlisser, Chairperson

Lauren Chung

Moshe Abramovitz

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership

The following table describes, as of March 31, 2021, the beneficial ownership of Todos ordinary shares by:

●	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

	No. of Shares Beneficially Owned	Percentage Owned
Directors and executive officers:
Dr. Herman Weiss	300,000	*
Gerald Commissiong(1)	78,025,645	14.08%
Rami Zigdon(2)	3,423,850	*
Lauren Chung	0	*
Moshe Abramovitz	0	*
Moshe Schlisser	0	*
Daniel Hirsch	54,000	*
The Strategic Group	44,744,827	8.1%
All directors and executive officers as a group (7 persons)	81,803,495	14.18. %

The address of each shareholder is c/o Todos Medical Limited, 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel.

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1)	Consists of shares owned by Amarantus. Gerald Commissiong is the Executive Chairman and controlling shareholder of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.

(2)	Includes 1,000 shares underlying a warrant which is currently exercisable and 1,241,163 employee option shares that were granted to Mr. Zigdon in January 2016 (when the Company was a private company), 103,428 out of which were vested and exercised by Mr. Zigdon and are currently held by ESOP Management & Trust Services Ltd. for the benefit of Mr. Zigdon. As of March 31, 2021, 1,137,735 of these employee option shares are outstanding.

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MANAGEMENT

Directors

The following table sets forth information regarding the directors of Todos as of March 31, 2021:

Name	Age	Director Since	Term Ends
Gerald Commissiong, Chief Executive Officer and Director	39	2020	2021
Daniel Hirsch, Chief Financial Officer and Director	52	2020	2021
Rami Zigdon, Chief Business Officer	58
Dr. Herman Weiss, Chairman of the Board	50	2017	2021
Dr. Lauren Chung, Director	48	2020	2021
Moshe Schlisser, Director	32	2016	2021
Moshe Abramovitz, Director	39	2016	2021

OTHER BUSINESS

Our board of directors is not aware of any other business to be transacted at the meeting. However, if any other matters are properly presented to the meeting, the persons named as proxies in the enclosed form of proxy will vote upon such matters in accordance with their best judgment, including any matters or motions dealing with the conduct or adjournment of the meeting.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary quorum and vote. Therefore, whether or not you expect to attend the meeting, please complete and sign the form of proxy provided herewith and return it in the enclosed envelope, so that it is received at our offices at least one business day before the meeting.

By Order of the Board of Directors

/s/ Herman Weiss, MD Dr. Herman Weiss Chairman and Director

June 30, 2021

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Annex A: Proposed Amendments to Articles of Association

The Companies Law, 5759-1999

Todos Medical, Ltd., Company No. 514437128 (the “Company”)

Amendments to the Company’s Articles of Association (the “Articles”) adopted at the

Company’s Extraordinary General Meeting of July 26, 2021

1.	Article 4 of the Articles is hereby amended and restated, as follows:

4.	Authorized Share Capital. The authorized share capital of the Company is as follows:

(a)	NIS 50,000,000, consisting of 5,000,000,000 Ordinary Shares par value NIS 0.01 each;

(b)	NIS 500 consisting of 50,000 Preferred A Shares par value NIS 0.01 each; and

(c)	NIS 50 consisting of 5,000 Preferred B Shares par value NIS 0.01 each.

2.	A new Article 6A shall be inserted following Article 6 the Articles, and shall read as follows:

6A.	Rights of Preferred Shares:

(a)	The Preferred A Shares and the Preferred B Shares shall be redeemable shares, in accordance with Section 312 of the Companies Law, under the terms described in Article 6C below.

(b)	Neither the Preferred A Shares nor the Preferred B Shares shall have the right to participate or vote in the General Meeting.

(c)	In all other respects the Preferred A Shares and the Preferred B Shares shall be identical to Ordinary Shares.

(d)	For the avoidance of doubt, neither the Preferred A Shares nor the Preferred B Shares shall enjoy any distribution or liquidation preferences.

3. A new Article 6B shall be inserted following Article 6A, and shall read as follows:

6B. Allocation of Preferred Shares:

(a)	The issuance of Preferred A Shares is exclusively allocated to the full or partial exchange for outstanding Convertible Notes and/or other securities issued under and/or in the framework of those certain Securities Purchase Agreements dated as of January 22, 2021, and April 14, 2021, respectively, by and between the Company and Yozma Global Genomic Fund 1, including as such agreement and/or securities issued pursuant thereto may be validly transferred or assigned.

(b)	The issuance of Preferred B Shares is exclusively allocated to the full or partial exchange for outstanding amounts under and/or in the framework of that certain Convertible Promissory Note (including without limitation reference to Section 2(b)(iii) thereof), dated as of April 19, 2021, and issued by the Company pursuant to that certain Agreement to Purchase Provista Diagnostics, Inc., by and between the Company, Strategic Investment Holdings, LLC and Ascenda Biosciences LLC.

(c)	Notwithstanding the above, the Board of Directors may issue Preferred A Shares and/or Preferred B Shares, if the Board determines in a written statement that such issuance is warranted under special circumstances

4. A new Article 6C shall be inserted following Article 6B, and shall read as follows:

6C.Conversion and Redemption.

(a)	The Board may, at any time and in its uncontrolled discretion, elect to convert any or all Preferred A Shares, or any or all Preferred B Shares, to Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share or Preferred B Share.

(b)	The Board may, at any time and in its uncontrolled discretion, elect to redeem any or all Preferred A Shares, or any or all Preferred B Shares, by a cash redemption as per Section 312 of the Companies Law, or by exchange for any note of subordinated indebtedness as the Board may deem appropriate under the circumstances, all of the above at the conversion price by which such Preferred Shares (as the case may be) were obtained at their time of conversion, including without limitation as per the relevant Conversion Price as described in the transaction documents noted in Article 6B.

A-1

5. A new sub-article 34(c) shall be added to Article 34, and shall read as follows:

34(c) Notwithstanding anything else to the contrary, the Board may, to the maximum extent allowed by the Companies Law, decide that its compliance with applicable foreign law regarding the appointment and terms of service of independent directors and the constitution of audit, compensation, and/or other corporate governance committees, shall come in lieu of compliance with provisions of the Companies Law related to such matters, including without limitation Sections 115, 116A, 118A, 219(a), 239(a), 243 and 249 of the Companies Law, all of the above being subject the terms of such dispensations as allowed by the Companies Law and the Regulations promulgated thereto. Upon such decision, the Board may recharacterize the service of the External Directors as independent directors, subject to applicable foreign law.

A-2

Annex B: Compensation Schedule

1. General

a)	Board and C-level Officer Composition:

Director’s Name	Qualification	Additional Board Duties	Additional Office
Dr. Herman Weiss		Chairman of Board
Gerald Commissiong			CEO
Daniel Hirsch			CFO
Moshe Abramovitz		Audit Committee; Compensation Committee; Nominating Committee
Moshe Schlisser	External Director	Audit Committee (Chair); Compensation Committee
Dr. Lauren Chung	Expert Director	Lead Independent Director; Audit Committee; Compensation Committee (Chair); Nominating Committee (Chair)

b)	Board Discretion: The Board (and/or relevant Committee thereof) may, at its discretion, appoint additional officers and enter, amend and/or modify the terms of this Compensation Schedule and/or any compensation package offered or under consideration to any Director or officer, as the Board may deem appropriate under the circumstances, to the maximum extent allowed by applicable law.

c)	Compensation Committee Discretion: This Compensation Schedule, upon its approval by the Shareholders’ Meeting as described in the Proxy Statement, shall be deemed to constitute the Shareholders’ approval, sense and intent regarding its content; however, the Compensation Committee and the Board, in their consideration of the Company’s general compensation policy and/or specific application thereof, reserve the full discretion afforded to their respective authorities under the Companies Law.

d)	Modification Requirements: Notwithstanding any of the foregoing: (a) modification of the CEO or any Director’s compensation (including compensation for additional duties or services) requires shareholders’ approval as per the procedures prescribed by the Companies Law; and (b) there will be no modification of any External Director’s compensation for the duration of that External Director’s term as such, other than under the circumstances allowed under the Companies Law, including shareholders’ approval as per the procedures prescribed thereby.

2. Key Individual Cash Incentive

Each Key Individual will be entitled to a short-term cash incentive. The Board will create a pool equivalent to 5% of gross margin for 2021, to be allocated as a short-term cash incentive as follows:

CEO: 1.5%.

CFO: 0.5%.

Other Key Individuals, at Board’s discretion: up to the remaining 3%.

3. CEO Compensation Package (not inclusive of compensation as Director)

●	Base salary of $400,000 per year

●	Immediate grant of 50% of salary in restricted shares (i.e., $200,000 in RSUs), for uncompensated efforts to date

●	Cash bonus: 50% of base salary (i.e., $200,000) upon Uplisting

●	Stock bonus: 20 million restricted shares bonus upon Uplisting

●	8,750,000 stock options, vesting quarterly, over a 5-year vesting schedule

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Milestone bonuses based on cumulative sales, from July 1, 2020:

●	at $25 million, $250,000 restricted shares plus $250,000 cash bonus;

●	at $50 million, an additional $350,000 restricted shares plus additional $250,000 cash bonus

●	at $100 million, an additional $1.4 million restricted shares plus additional $1million cash bonus

Milestone based on market cap

●	at $1 billion market cap, $10 million in restricted shares

●	at $2 billion market cap, an additional $40 million in restricted shares

4. CFO Compensation Package (not inclusive of compensation as Director)

●	Base salary of $250,000 per year

●	Immediate grant of 50% of salary in restricted shares (i.e., $125,000 in RSUs) for uncompensated efforts to date.

●	Cash bonus: 50% of base salary (i.e., $125,000) upon Uplisting

●	Stock bonus: 10 million restricted shares stock bonus upon Uplisting

●	5m stock options, vesting quarterly, over a 5-year vesting schedule

Milestone bonuses based on cumulative sales, from July 1, 2020:

●	at $25 million: $50,000 restricted shares plus $75, 000cash bonus

●	at $50 million: an additional $50,000 restricted shares, plus additional $75,000 cash bonus

●	at $100 million: an additional $100,000 restricted shares, plus additional $150,000 cash bonus

5. Board of Directors Compensation Package:

●	Each Board member’s respective Compensation Package is the full and complete consideration for that Board member’s service as a Director of the Company, including all Board meetings, and further including that Board member’s Additional Board Duties as detailed in Section 1(a) above, including all relevant Committee meetings.

●	Each Board member shall receive $65,000 annual salary.

●	The Expert Director shall receive $86,450 annual salary.

●	Each Board member shall receive $150,000 in RSU annually, provided that: (a) RSU grant for 2021 vests immediately, and for subsequent years over a 3-year period (34%/34%/32% basis); and (b) no less than 50% of each grant must remain in the possession of the Board member or the trustee under the 2021 Equity Incentive Plan, without sale, encumbrance or transfer, until the conclusion of the Board members’ service on good leaving terms.

●	Upon Uplisting, each Director shall be granted RSU’s equal to the dollar amount of that Director’s total annual compensation, provided that the terms applicable to Board members’ annual RSU grant shall apply.

6. Reimbursement of Expenses

Each Board member will be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of their official duties, provided that, with regards to in-person attendance at Board or Committee meetings:

(1)	For meetings held within the Board member’s area of residence, no expenses will be reimbursed;

(2)	For meetings held within the Board member’s country of residence, only travel expenses will be reimbursed; and

(3)	For meetings held outside of the Board member’s country of residence, only expenses directly related to the Board member’s participation in the meeting will be reimbursed.

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7. Additional Compensation Terms

Subsequent to a Regulation 5D Election, the Board may, in its discretion and in accordance with any procedure and/or advice which the Board deems necessary or advisable: (a) continue to compensate an Independent Director who previously served as an External Director as per the compensation package previously relevant to that person as External Director, including the continuity of vesting and/or beneficial holding of shares and/or stock options, provided that such individual’s de facto service on the Board and its Committees remains seamless and continuous, and provided further that such person’s fiduciary duty shall be deemed seamless and continuous thereby; and (b) pay a one-time bonus to the following Directors:

(i)	Audit Committee Chair: $20,000 cash + equal amount in RSU

(ii)	Other Audit Committee members: $10,000 cash + equal amount in RSU

(iii)	Compensation Committee Chair: $15,000 cash + equal amount in RSU

(iv)	Other Compensation Committee members: $7,500 cash + equal amount in RSU

(v)	Nominating Committee Chair: $12,000 cash + equal amount in RSU

(vi)	Other Nominating Committee members: $6,000 cash + equal amount in RSU

(vii)	Lead Independent Director: $43,550 + $150,000 in RSU

8. Waiver, Indemnification and Insurance

The Board shall be authorized to approve waiver, indemnification and insurance provisions for each of the Company’s Directors and officers, and to procure directors’ and officers’ insurance for each such Director and officer, at the Company’s expense, up to the greatest extent allowed by applicable law.

9. Definitions

“2021 Equity Incentive Plan” means the Company’s stock option incentive plan for key employees, officers and directors, as may be established or amended by the Board in its discretion;

“Audit Committee” means the Company’s Audit Committee as validly constituted under the Companies Law or, subsequent to a Regulation 5D Election, as may be validly constituted by the Board in accordance with the Qualified Exchange Regulations;

“common stock” means the Company’s Ordinary Shares, as set forth in its Articles of Association;

the “Companies Law” means the Israeli Companies Law, 1999, including all relevant Companies Law Regulations;

“Companies Law Regulations” means any and/or all regulations promulgated pursuant to the Companies Law;

the “Company” means Todos Medical Ltd., a company incorporated in the State of Israel;

“Compensation Committee” means the Company’s Compensation Committee as validly constituted under the Companies Law or, subsequent to a Regulation 5D Election, as may be validly constituted by the Board in accordance with the Qualified Exchange Regulations;

this “Compensation Schedule” means the terms of this Annex, upon its due approval by the Shareholders’ Meeting, with the required majority contemplated in the Proxy Statement;

“Director” means any member of the Company’s Board of Directors;

“Expert Director” means an External Director who is an Expert External Director, as that term is defined in the Companies Law Regulations pertaining to External Director compensation;

“External Director” means a Director serving as an external director under the relevant provisions of the Companies Law;

“Independent Director” means a Director serving as an independent director in accordance with the Qualified Exchange Regulations, who has been duly appointed as such under the Qualified Exchange Regulations, subsequent to the Company’s Regulation 5D Election;

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“Key Individual” means the CEO, the CFO, and any other officer or employee of the Company identified by the Company’s management as a key individual for the initial ramp up;

“Lead Independent Director” means the person so designated in Section 1(a) of this Compensation Schedule, upon such person’s due appointment as an Independent Director;

the “Proxy Statement” means the proxy statement to which this Annex is attached;

“market cap” means the Company’s market capitalization, as per a metric to be determined by the Board, after receiving the approval and recommendation of the Compensation Committee.

“Qualified Exchange” means a non-Israeli exchange qualified for certain leniencies under the Companies Law Regulations, and “Qualified Exchange Regulations” means the applicable laws, regulations, rules referenced thereby, all of the above as further defined in the Proxy Statement;

“Regulation 5D Election” means the Company’s election, upon or subsequent to Uplisting and pursuant to the Companies Law Regulations, to comply with the Qualified Exchange Regulations in lieu of Companies Law provisions regarding External Directors and the composition of the Audit and Compensation Committees;

“RSU” or “restricted shares” means shares or stock options, under the terms of the Company’s 2021 Equity Incentive Plan, vesting over a 3-year period (34%/34%/32% vesting schedule), or other vesting schedule if so specified, to be granted at dates and/or intervals which shall be determined in advance by the Board in its discretion, after receiving the approval and recommendation of the Compensation Committee;

“salary” means an annual salary, to be paid in quarterly installments;

“shares” or “stock” means shares of the Company’s common stock before the reverse split contemplated in the Proxy Statement (the “Reverse Split”), and/or shares of the Company’s common stock after the Reverse Split, after adjusting for the Reverse Split;

a $-based amount of shares or RSUs or shares means a quantity of shares or RSUs derived from such $ amount, based on such parameters and/or mechanism(s) that the Board may set forth in its discretion, in advance of the issue of such shares or RSUs, after receiving the approval and recommendation of the Compensation Committee;

“stock options” means options to purchase stock at par value;

“Shareholders” means holders of shares entitled to vote as such at a Shareholders’ Meeting;

“up to” implies a maximum amount, under which the Board may, in its uncontrolled discretion, approve none, some, or all of the amount described subsequent; and

“Uplisting” means the listing of the Company’s common stock for trade on a Qualified Exchange.

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Annex C – Todos Medical Ltd. 2021 Equity Incentive Plan

TODOS MEDICAL LTD.

2021 EQUITY INCENTIVE PLAN

1. PURPOSE

The purpose of this Equity Incentive Plan is to secure for Todos Medical Ltd. and its shareholders the benefits arising from ownership of share capital by employees, officers, directors, service providers and consultants of the Company and its Affiliates (as defined below), who are expected to contribute to the Company’s future growth and success, by providing them with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Shares”) of the Company, by the grant of options to purchase Shares and Restricted Share Units (“RSUs”) .

Awards Granted under the Plan to service providers in various jurisdictions may be subject to specific terms and conditions for such Grants as may be set forth in one or more separate appendices to the Plan, as may be approved by the Board from time to time.

2. DEFINITIONS

2.1. Defined Terms. Initially capitalized terms, as used in this Plan, shall have the meaning ascribed thereto as set forth below:

“Administrator”	means the Board, or a committee to which the Board shall have delegated power to act on its behalf with respect to the Plan. Subject to the Articles of Association of the Company, the Administrator, if it is a committee, shall consist of such number of members (but not less than two) as may be determined by the Board (the “Committee”). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Shares may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the U.S. Securities Exchange Act of 1934, Committee means all of the members of the Committee who are “non- employee directors” within the meaning of Rule 16b-3 adopted under the U.S. Securities Exchange Act of 1934.

“Affiliate(s)”	means with respect to any Person, (i) any other Person, directly or indirectly, controlling, controlled by or under common control with such Person, and (ii) any other Person determined by the Administrator. With respect to Awards under Section 102, an Affiliate shall mean any “employing company” within the meaning of Section 102 of the Tax Ordinance.
“Award”	shall mean any Option (including Incentive Stock Options and Non-Qualified Stock Options, as such terms are defined in the US Sub-Plan), Share, Restricted Share, RSUs or any Other Share-based Award (including, but not limited to, Share Appreciation Rights (“SARs”)).

“Award Letter”	means a letter from the Company or Affiliate to a Participant in which the Participant is notified of the decision to Grant to the Participant Awards according to the terms of the Plan. The Award Letter shall specify (i) the type of Award (ii) the Tax Provision under which the Award is Granted; (iii) the Tax Track that the Company chose according to Section 11 of the Plan (if applicable); (iv) the Exercise Price; (v) the number of Awards Granted to the Participant; (vi) the Vesting Schedule; and (vii) any other terms the Company deems fit.

“Board”	means the board of directors of the Company.

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“Cause”	shall, with respect to each Participant, have the same meaning ascribed to such term or a similar term in the Participant’s employment or other engagement agreement or other documents to which the Company or any of its parents, subsidiaries, affiliates or related entities and the Participant are a party concerning the provision of services by the Participant to the Company or any such entities, or, in the absence of such an agreement or definition: (i) any breach of Participant’s obligations towards the Company (or any of its Affiliates) in accordance with such Participant’s employment agreement, services agreement, non-disclosure agreement, assignment of invention agreement, non-compete agreement, or any other instrument or agreement to which the Participant is bound; (ii) any dishonest act on the part of the Participant including without limitation - fraud, theft, breach of fiduciary duty, embezzlement; (iii) any criminal offense by Participant; (iv) any act by Participant that may adversely affect the reputation, business, or business relationship of the Company (or its Affiliates); (v) any failure by Participant to abide by the Company’s policies or code of conduct; or (vi) any circumstances that constitute grounds for termination for cause under the Participant’s employment or service agreement with the Company or its Affiliates.

“Commencement Date”	means the date of commencement of the vesting schedule with respect to a Grant of Awards which, unless otherwise determined by the Administrator, shall be the date of the decision of the Grant of the Awards by the Administrator.

“Company”	means Todos Medical Ltd., a company incorporated under the laws of the State of Israel.

“Consideration”	means with respect to outstanding Awards, the right to receive, for each Share subject to the Award immediately prior to the M&A Transaction, the consideration (whether shares, cash, or other securities or property) received in the M&A Transaction by holders of Shares of the Company for each Share held on the effective date of the Transaction, or any type of consideration determined by the Administrator, at its sole discretion, including a cashless exercise method.

“Consultant”	means any third party who is not entitled to receive Awards under Section 102, on behalf of whom an Award is Granted under Section 3(i).

“Control,” “Controlled,” and Correlative Terms	mean the ability to direct the activity of a Person, and a Person shall be presumed to control another Person if he holds 10% or more of (1) the voting rights at a general meeting (or the equivalent governing body) of a Person; or (2) the right to appoint directors (or the equivalent governing body) of a Person.

“Disability”	means total and permanent physical or mental impairment or sickness of a Participant, that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months, making it impossible for the Participant to continue such Participant’s employment with or service to the Company or Affiliate.

“Exercise,” “Exercised,” and Correlative Terms	mean, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Shares, if so determined in their terms), the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Award explicitly).

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“Exercise Price”	means, the price determined by the Administrator in accordance with Section 7.1 below which is to be paid to the Company in order to exercise a Granted Option and convert such into an Underlying Share, the per Share exercise price of a SAR granted to a Participant, or the purchase price for each Share covered by any other Award.

“Fair Market Value”	means, as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Tax Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within 90 days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the 30 trading days preceding the Date of Grant or on the 30 trading days following the date of registration for trading, as the case may be;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

“Grant,” “Granted,” and Correlative Terms	means the grant of Awards by the Company to a Participant pursuant to an Award Letter issued to the Participant.

“Holding Period”	means with regard to Awards Granted under Section 102, the period in which the Awards Granted to a Qualified Participant or, upon exercise thereof the Underlying Shares, are to be held by the Trustee on behalf of the Qualified Participant, in accordance with Section 102, and pursuant to the Tax Track which the Company selects.

“Law”	means the laws of the State of Israel as are in effect from time to time.

“M&A Transaction”	means a “Deemed Liquidation Event” or other similar terms defined in the Articles of Association of the Company, and in the absence of such definition each of the following events: (i) any merger, reorganization or consolidation of the Company with or into another incorporated Person, or the acquisition of the Company by another Person by means of any transaction or series of related transactions, except any such merger, reorganization or consolidation in which the issued shares of the Company as of immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger, reorganization, or consolidation, at least a majority, by voting power, of the outstanding shares of the surviving or acquiring incorporated Person; or (ii) a sale or other disposition of all or substantially all of the shares or assets of the Company (including, for this purpose, a conveyance, sale or disposition, or a license of all or substantially all of the intellectual property rights of the Company, which has the effect or economic impact similar to a sale of all or substantially all of the intellectual property rights of the Company), in a single transaction or a series of related transactions.

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“Non-Qualified Participant”	means any person who is not qualified to receive Awards under the provisions of Section 102, on behalf of whom an Award is Granted pursuant to Section 3(i).

“Notice of Exercise”	shall have the meaning set forth in Section 7.4 below.

“Option”	means an option to purchase one Share of the Company.

“Other Share-based Award”	means Awards, other than Options, consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.

“Participant”	means a Qualified Participant, or a Non-Qualified Participant.

“Person”	means any individual, corporation, partnership, company, estate, trust, association or other organization or entity.

“Plan” or “Incentive Plan”	means this 2019 Equity Incentive Plan, as may be amended from time to time, and any applicable Sub-Plan.

“Qualified Participant”	means an Israeli who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any controlling stockholder according to the meaning ascribed to it in Section 32(9) of the Tax Ordinance, all in accordance with and subject to the provisions of Section 102 of the Tax Ordinance.

“Retirement”	means the termination of a Participant’s employment as a result of his or her reaching the earlier of (i) the age of retirement as defined by Law; or (ii) the age of retirement specified in the Participant’s employment agreement.

“Section 102”	means Section 102 of the Tax Ordinance.

“Section 102 Rules”	means the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003.

“Section 3(i)” or “Section 3(i) Rules”	means Section 3(i) of the Tax Ordinance and the applicable rules thereto or under applicable regulations.

“Share(s)”	means an ordinary share(s) of the Company with par value of NIS 0.01 (or of such other class as determined by the Board).

“Sub-Plan”	means any supplements or sub-plans to this Plan adopted by the Board, applicable to Participants employed or otherwise engaged in a certain country or region or subject to the laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the laws of such country or region, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Participant, shall constitute an integral part of this Plan.

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“Tax Ordinance”	means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and any regulations, rules, orders, or procedures promulgated thereunder.

“Tax Track”	means one of the tax tracks described under Section 102.

“Tax Provision”	means, with respect to the Grant of Awards, the provisions of one of the three Tax Tracks in Section 102, or the provisions of Section 3(i).

“Term of the Awards”	means, with respect to Granted but unexercised Awards, the time period set forth in Section 9 below.

“Trustee”	means a Trustee appointed by the Company to hold in trust, Options and the Underlying Shares issued upon exercise of such Options, Restricted Shares, Other Share-based Awards, Performance Awards or RSU’s on behalf of Participants.

“Underlying Shares”	means Shares issued or to be issued upon exercise of Granted Awards, all in accordance with the Plan.

2.2. General. Without derogating from the meanings ascribed to the capitalized terms above, all singular references in this Plan shall include the plural and vice versa, and reference to one gender shall include the other, unless otherwise required by the context.

3.	SHARES AVAILABLE FOR AWARDS

The total number of Underlying Shares reserved for issuance under the Plan and any modification thereof, shall be determined from time to time by the Board. Such number of Shares shall be subject to adjustment as required for the implementation of the provisions of the Plan, in accordance with Section 4 below.

In the event that Awards Granted under the Plan expire or otherwise terminate in accordance with the provisions of the Plan, such expired or terminated Awards shall become available for future Grants under the Plan.

The grant of any Award may be contingent upon the Participant executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement, other than an Award Agreement with a Qualified Participant, to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non- competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is terminated for Cause.

4. ADJUSTMENTS; REPRICING

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award. Upon the occurrence of any such adjustment, references in this Plan to Shares and Underlying Shares shall be construed to mean the Shares of the Company subject to the Plan as so determined by the Administrator, following such adjustment.

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In case of distribution of a cash dividend, so long as Shares deposited with the Trustee on behalf of a Participant are held in trust, the Company shall transfer to the Trustee the amount of dividend resulting from the Underlying Shares held by the Trustee for the benefit of Participants in accordance with the provisions of this Plan. The Trustee shall deduct all applicable taxes from the dividend amount and transfer the remaining dividend amount to such Participants in accordance with Section 102 and the Section 102 Rules.

Notwithstanding any provision herein to the contrary, the repricing of Options or any Other Share-based Award is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Other Share-based Award to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or cancelling an Option or Other Share-based Award at a time when its Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change hereunder. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5. ADMINISTRATION OF THE PLAN

5.1. Power. Subject to the Law, the Articles of Association of the Company, and any resolution to the contrary by the Board, the Administrator is authorized, in its sole and absolute discretion, to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to do the following:

(a)	Determine the identity of the Participants in the Plan;

(b)	Determine the number of Awards to be Granted for each Participant’s benefit and the Exercise Price (subject to the approval of the Board if such approval is required by Law);

(c)	Determine the time or times at which Awards shall be Granted;

(d)	Determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;

(e)	Determine any terms and conditions in addition to those specified in the Plan under which an Award may be Granted;

(f)	Determine any measures, and to take actions, necessary or advisable for the administration and implementation of the Plan;

(g)	Interpret the provisions of the Plan and to take all actions resulting therefrom including without limitation;

●	Subject to Section 7, accelerate the date on which any Award under the Plan becomes exercisable;

●	Waive or amend Plan provisions relating to exercise of Awards, including exercise of Awards after termination of employment, for any reason;

●	Amend any of the terms of the Plan, or any prior determinations of the Administrator; and

●	Adopt supplements to the Plan, including without limitations in order to accommodate tax regime of foreign jurisdictions.

All decisions made by the Administrator with respect to the Plan, and the interpretation thereof, shall be final and binding upon all Participants.

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5.2.	Limitations.

(a)	With respect to any action necessary for the administration of the Plan, which is under any applicable Law or the Company’s Articles of Association, required to be taken by the Board, without any right of delegation, notwithstanding anything to the contrary herein, such action shall be taken by the Board.

(b)	Notwithstanding the provisions of Section 5.1 above, no interpretations, determinations or actions of the Administrator shall contradict the provisions of applicable Law.

(c)	Notwithstanding any other provisions herein to the contrary and unless otherwise decided by the Administrator, no Award of Options or SARs shall be granted with an Exercise Price of less than the Fair Market Value as of the date of such Grant.

6. GRANT AND ALLOCATION OF AWARDS

6.1. Timing of Initial Grant of Awards. Initial Awards may be Granted pursuant to the Ordinance at any time following 30 days after a request for approval of the Plan has been submitted for approval to the Israeli Income Tax Authorities pursuant to the requirements of the Tax Ordinance.

6.2. Conditions for Grant of Awards.

The Grant of Awards shall be subject to the following conditions:

(a)	The Grant has been approved by the necessary corporate bodies of the Company; and

(b)	All other approvals, consents or requirements necessary by Law have been received or met.

6.3. Date of Grant. The date on which Awards shall be deemed Granted under the Plan shall be the date the Administrator resolves to Grant such Award or any future date determined to be the effective date of a Grant of an Award, if so expressly stated by the Administrator in its determination relating to the Grant of an Award, subject to the execution by the Participant of all such instruments required by the Company with respect to the Grant, and (with respect to all Awards issued to the Trustee) the timely delivery of all such instruments required by the Trustee with respect to such Grant, in accordance with the provisions of the Tax Ordinance (“Date of Grant”).

6.4. Clawbacks. Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, including the requirements of (i) Section 304 of the U.S. Sarbanes Oxley Act and Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Board to be applicable to the Participant, provided that the Clawback provisions under this Section shall not apply to Qualified Participants. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to the Company’s application, implementation, and enforcement of any applicable Company clawback policy that may apply to the Participant, whether adopted prior to or following the date of the Award, and any provision of applicable law relating to cancellation, recoupment, rescission, or payback of compensation, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

6.5. Breach of Agreements. If the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or any Affiliate, whether while the Participant is an employee, director, officer or Consultant of the Company or Affiliate or after the Participant’s Termination of Engagement (as defined in Section 10.1), in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant, other than a Qualified Participant, shall forfeit or pay to the Company:

(a)	any and all outstanding Awards Granted to the Participant, including Awards that have become earned or vested;

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(b)	any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Engagement and within the 12-month period immediately preceding the Participant’s Termination of Engagement; and

(c)	the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Engagement, and within the 12-month period immediately preceding the Participant’s Termination of Engagement where such sale or disposition occurs in such similar time period.

7. EXERCISE OF AWARDS

7.1. Exercise Price. The Exercise Price per Underlying Share deliverable upon the exercise of an Award shall be determined by the Administrator as of the Date of Grant of the Award. The Exercise Price shall be set forth in the Award Letter.

7.2. Vesting Schedule. Unless otherwise determined by the Administrator (at its sole discretion), all Awards Granted on a certain date shall, subject to continued employment with or service to the Company or Affiliate by the Participant, and shall vest and become exercisable in accordance with the vesting schedule determined by the Administrator and specified in the Award Agreement.

7.3. Exercise of a portion of the Awards. The exercise of a portion of the Awards Granted shall not cause the expiration, termination or cancellation of the remaining unexercised Awards held by the Trustee on behalf of the Participant.

7.4. Manner of Exercise. An Award may be exercised by and upon the fulfilment of the following:

(a)	Notice of Exercise

The signing by the Participant, and delivery to both the Company (at its principal office) and the Trustee (if the Awards are held by a Trustee), of an exercise notice form as prescribed by the Administrator, including but not limited to: (i) the identity of the Participant, (ii) the number of Awards to be exercised, and (iii) the Exercise Price to be paid (the “Notice of Exercise”).

(b)	Exercise Price

The payment by the Participant to the Company, in such manner as shall be determined by the Administrator, of the Exercise Price with respect to all the Awards exercised, as set forth in the Notice of Exercise.

Notwithstanding the aforementioned, in the event the following payment method is included in the Award Letter or otherwise approved by the Administrator , the Exercise Price of each Award may be payable upon the exercise of part or all of vested Awards through a “Net Exercise” method so that the Participant will be entitled to receive pursuant to the exercise of the Awards only the number of Shares representing the benefit component in the Awards, based on the following formula, in exchange for paying only the par value of the Share. For the avoidance of doubt, according to this exercise method, the Participant will not actually pay the Exercise Price which is used only for calculating the benefit component.

X = the number of Exercised Shares to be issued to the Participant;

Y = the number of vested exercisable Awards that the Participant wishes to exercise into Shares; A = the Fair Market Value (as defined below) of the Share at the date of exercise;

B = the Exercise Price;

N = the par value of the Share.

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(c)	Allocation of Shares

Upon the delivery of a duly signed Notice of Exercise and the payment to the Company of the Exercise Price with respect to all the Awards specified therein, the Company shall issue the Underlying Shares to the Trustee or to the Participant, as the case may be.

(d)	Expenses

Unless otherwise agreed in writing by the Company, all costs and expenses including broker fees and bank commissions, derived from the exercise of Awards or Underlying Shares, shall be borne solely by the Participant.

8. WAIVER OF AWARD RIGHTS

At any time prior to the expiration of any Granted (but unexercised) Awards, a Participant may waive his rights to such Award by a written notice to the Company’s principal office. Such notice shall specify the number of Awards Granted, which the Participant waives, and shall be signed by the Participant.

Upon receipt by the Company of a notice of waiver of such rights, such Awards shall expire and shall become available for future Grants under the Plan.

9. TERM OF THE AWARDS

Unless earlier terminated pursuant to the provisions of this Plan, all Granted but unexercised Awards shall expire and cease to be exercisable at 5:00 p.m. Israel time on the 10th anniversary of the Date of Grant.

10. TERMINATION OF ENGAGEMENT

10.1.	Termination of Engagement. If a Participant ceases to be an employee, director, officer or Consultant of the Company or Affiliate for any reason (“Termination of Engagement”) other than death, Retirement, Disability or Cause, then unless otherwise determined in a Participant’s Award Agreement or by the Administrator prior to the Termination of Engagement, any vested but unexercised Awards on the date of Termination of Engagement (as shall be determined by the Company or Affiliate, in its sole discretion), Granted to Participant may be exercised, if not previously expired, not later than the earlier of (i) 90 days after the date of Termination of Engagement, or (ii) the Term of the Awards.

Unless otherwise determined in a Participant’s Award Agreement, all other Awards Granted for the benefit of Participant shall expire upon the date of Termination of Engagement unless modified by the Administrator prior to the Termination of Engagement.

10.2.	Termination for Cause. If subsequent to the Participant’s Termination of Engagement, but prior to the exercise of Awards Granted to such Participant, the Administrator determines that either prior or subsequent to the Participant’s Termination of Engagement, the Participant engaged in conduct which would constitute Cause, then the Participant’s right to exercise the Awards Granted to such Participant shall immediately cease upon such determination, and the Awards shall thereupon expire.

If at any time, the Administrator determines that the Participant engaged in conduct which would constitute Cause, then any Underlying Shares issued to the Participant, whether held by the Participant or the Trustee, shall be subject to repurchase by the Company (or anyone designated by the Company), for no consideration, or for the exercise price actually paid to the Company with respect to such Underlying Shares, all subject to applicable Law. In any case whereby the Participant fails to transfer such Underlying Shares to the Company, the Company may take any action the Company deems fit in order to affect such transfer (by virtue of forfeit, transfer, redemption or any other action), including without limitations authorize any party to execute any instrument so required on behalf of the Participant, in order to effect such transfer.

The determination by the Administrator as to the occurrence of Cause shall be final and conclusive for all purposes of this Plan.

10.3.	Termination by Reason of Death, Retirement, or Disability. Unless otherwise determined in a Participant’s Award Agreement, in the event of Termination of Engagement of a Participant by reason of death, Retirement, or Disability, any vested but unexercised Awards shall be exercisable in the case of death, by his or her estate, personal representative or beneficiary, or in the case of Retirement or Disability, by the Participant or his or her personal representative (as the case may be), until the earlier of (i) 360 days after the date of Termination of Engagement; or (ii) the Term of the Awards.

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10.4.	Exceptions. In special circumstances, pertaining to the Termination of Engagement of a certain Participant, the Administrator may in its sole discretion decide to extend any of the periods stated above in Sections 10.1-10.3.

10.5.	Transfer of Employment or Service. A Participant’s right to Awards or the exercise thereof that were Granted to him or her under this Plan, shall not be terminated or expire solely as a result of the fact that the Participant’s employment or service as an employee, officer, director or Consultant changes from the Company to an Affiliate or vice versa. Furthermore, the Administrator may determine that the transfer of a Participant from a status of an employee, officer or director to a status of a Consultant or from a status of a Consultant to a status of an employee, officer or director, shall not be deemed a Termination of Engagement for purposes hereof.

11. AWARDS AND TAX PROVISIONS

All Awards under this Plan shall be Granted in accordance with one of the Tax Provisions as follows:

●	The Company may Grant Awards to Qualified Participants in accordance with the provisions of Section 102 and the Rules.

●	The Company may Grant Awards to Non-Qualified Participants in accordance with the provisions of Section 3(i).

11.1.	Tax Provision Selection. The Company shall elect under which Tax Provision each Award is Granted in accordance with any applicable Law and its sole discretion – i.e., the Company shall elect whether to Grant Awards to Participants under one of the three Section 102 Tax Tracks, or under the provisions of Section 3(i). The Company shall notify each Participant in the Award Letter, under which Tax Provision the Awards are Granted and, if applicable, under which Section 102 Tax Track, each Award is Granted.

Awards Granted according to Section 102 through a Trustee may either be classified as Capital Gains Track Through a Trustee or as Income Tax Track Through a Trustee.

For the avoidance of doubt, such Election shall not prevent the Company from Granting Awards according to Section 102 without a Trustee simultaneously.

In the event the Administrator determines that the Company shall elect one of the Tax Tracks for Grants of Section 102 Awards, all Grants of Section 102 Awards made following such election, shall be subject to the elected Tax Track and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which Section 102 Awards are first Granted under the then prevailing Tax Track or following the lapse of any shorter or longer period, if provided by law.

11.2.	Section 102 Trustee Tax Tracks. If the Company elects to Grant Awards to Qualified Participants through (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold in trust on behalf of each Qualified Participant the Granted Awards and the Underlying Shares issued upon exercise of such Awards in trust on behalf of each Qualified Participant. In addition, the following terms shall apply: (i) the Trustee shall hold other shares received subsequently following any realization of rights, including without limitation bonus shares; (ii) in the event the requirements for Section 102 Trustee Tax Tracks are not met, Section 102 awards may be regarded as grants without a Trustee, all in accordance with the provisions of Section 102; (iii) a Qualified Participant shall not sell or release from trust any award/share received upon the exercise of an award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Tax Ordinance; (iv) if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules, regulations, orders or procedures promulgated thereunder shall apply to and shall be borne by such Qualified Participant. The Participant shall be bound by the trust agreement executed between the Company and any such trustee, including any amendment thereof.

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11.3.	Income Tax Track Without a Trustee. If the Company elects to Grant Awards to Israeli Participants according to the provisions of this track, then the Awards will not be subject to a Holding Period of this Plan.

11.4.	Concurrent Conditions. The Holding Period of Section 102, if any, is in addition to the vesting period as specified in Section 7.2 of the Plan. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Awards Granted.

11.5.	Trust Agreement. The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

12. RIGHTS AS A SHAREHOLDER

A Participant shall not have any rights as a shareholder with respect to Underlying Shares issued under this Plan, until such time as the Shares shall be registered in the name of the Participant in the Company’s register of shareholders.

13. NO SPECIAL EMPLOYMENT RIGHTS

Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of employment by or service to the Company or Affiliate or to interfere in any way with the right of the Company or Affiliate, to terminate such employment or service or to increase or decrease the compensation of the Israeli Participant.

14. RESTRICTIONS ON SALE OF AWARDS

14.1.	Options. Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

14.2.	Shares. No transfer of Underlying Shares shall be effective unless made in compliance with the Articles of Association of the Company (as may be amended from time to time).

14.3.	Restricted Shares. As stated in Section 26 below.

14.4.	Restricted Share units. As stated in Section 27 below.

14.5.	M&A Transaction. In the event of an M&A Transaction, the outstanding (including the unexercised, vested, unvested or restricted) portion of each outstanding Award shall be assumed or substituted with an equivalent Award or the right to receive Consideration by the acquiring or successor corporation or an affiliate thereof, as shall be determined by such entity and/or the Administrator, subject to the terms hereof. In the event that the successor corporation or any affiliate thereof does not provide for such an assumption, and/or substitution of outstanding Awards and/or the provision of Consideration for outstanding Awards, then unless determined otherwise with respect to a specific outstanding Award, the Administrator shall have sole and absolute discretion to determine the effect of the M&A Transaction on the portion of Awards outstanding immediately prior to the effective time of the M&A Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) all or a portion of the outstanding Awards shall become exercisable in full on a date no later than two days prior to the date of consummation of the M&A Transaction, or on another date and/or dates or at an event and/or events as the Administrator shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Administrator, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of an M&A Transaction, shall be contingent upon the actual consummation of the M&A Transaction; and/or (ii) that all or a portion or certain categories of the outstanding Awards shall be cancelled upon the actual consummation of the M&A Transaction, and instead the holders thereof will receive Consideration, or no Consideration, in the amount and under the terms determined by the Administrator at it sole and absolute discretion; and/or (iii) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the M&A Transaction and/or otherwise as required in context of the M&A Transaction.

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14.6.	Acceleration Provision. The Administrator, in its sole discretion, may decide to add a provision in certain Award Letters, according to which in case of an M&A Transaction, all or some of the unvested Awards, shall automatically accelerate.

15. TAX MATTERS

This Plan shall be governed by, shall conform with and be interpreted so as to comply with, the requirements of the Tax Ordinance and any written approval from any relevant Tax Authorities. All tax consequences under any applicable Law (other than stamp duty) which may arise from the Grant or Allocation of Awards, from the exercise thereof or from the holding or sale of Underlying Shares (or other securities issued under the Plan) by or on behalf of the Participant, shall be borne solely by the Participant. The Participant shall indemnify the Company and/or any of its Affiliates, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

If the Company elects to Grant Awards according to the provisions of the Income Tax Track Without a Trustee (Section 11.3 of this Plan), and if prior to the exercise of any and/or all of these Awards, such Qualified Participant ceases to be an employee, director, or officer of the Company or Affiliate, the Qualified Participant shall deposit with the Company a guarantee or other security as required by law, in order to ensure the payment of applicable taxes upon the Exercise of such Awards.

16. WITHHOLDING TAXES

Whenever an amount with respect to withholding tax relating to Awards Granted to a Participant and/or Underlying Shares issued upon the exercise thereof is due from the Participant and/or the Company and/or an Affiliate, the Company and/or an Affiliate shall have the right to demand from a Participant such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Award, or transferred thereafter, the Company and/or an Affiliate shall have the right to require the Participant to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto. If such amount is not timely remitted, the Company and/or the Affiliate shall have the right to withhold or set-off (subject to Law) such Shares or any other non-cash assets pending payment by the Participant of such amounts.

With regard to Awards Granted to Qualified Participants, until all taxes have been paid in accordance with Rule 7 of the Section 102 Rules, Awards and/or Underlying Shares may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney (other than pursuant to Section 15 above) or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Awards and/or Underlying Shares may be validly transferred in accordance with Section 19 below, provided that the transferee thereof shall be subject to the provisions of Section 102 and the Section 102 Rules as would have been applicable to the deceased Israeli Participant were he or she to have survived.

17. NO TRANSFER OF AWARDS

The Trustee shall not transfer Awards to any third party, including a Participant, except in accordance with instructions received from the Administrator.

18.	TRANSFER OF RIGHTS UPON DEATH

No transfer of any right to an Award or Underlying Share issued upon the exercise thereof by will or by the laws of descent shall be effective to bind the Company unless the Company has been furnished with the following signed and notarized documents:

(a)	A written request for such transfer and a copy of the legal documents creating and confirming the right of the person acting with respect to the Participant’s estate and of the transferee;

(b)	A written consent by the transferee to pay any amounts in connection with the Awards and Underlying Shares any payment due according to the provisions of the Plan and otherwise abide by all the terms of the Plan; and

(c)	Any other such evidence as the Administrator may deem necessary to establish the right to the transfer of the Award or Underlying Share issued upon the exercise thereof and the validity of the transfer.

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19. NO RIGHT OF OTHERS TO AWARDS

Subject to the provisions of the Plan, no person other than the Participant shall have any right with respect to Awards Granted to the Participant under the Plan.

20.	EXPENSES AND RECEIPTS

The expenses incurred in connection with the administration and implementation of the Plan (including any applicable stamp duty) shall be borne by the Company. Any proceeds received by the Company in connection with the exercise of any Award may be used for general corporate purposes.

21. REQUIRED APPROVALS

The Plan is subject to the receipt of all approvals required under the Tax Ordinance and the Law.

22. APPLICABLE LAW

This Plan and all documents delivered or executed by the Company or Affiliate in connection herewith shall be governed by, and construed and administered in accordance with the Law.

23. TREATMENT OF PARTICIPANTS

There is no obligation for uniformity of treatment of Participants.

24. NO CONFLICTS

In the event of any conflict between the terms of the Plan and the Award Letter, the Plan shall prevail, unless the Award Letter stated specifically that the conflicting provision in the Award Letter shall prevail.

25. PARTICIPANT UNDERTAKINGS

By entering into this Plan, the Participant shall (1) agree and acknowledge that he or she has received and read the Plan and the Award Letter; (2) undertake all the provisions set forth in: Section 3(i) or Section 102 as applicable (including provisions regarding the applicable Tax Track that the Company has selected), the Plan, the Award Letter and the Trust Agreement (if applicable); and (3) if the Options are Granted under Section 102, the Israeli Participant shall undertake that subject to the provisions of Section 102 and the Rules, he or she shall not sell or release the Underlying Shares from trust before the end of the Holding Period (if any). Any and all rights underlying an Award Granted under Section 102 shall be issued to the Trustee and held thereby until the lapse of the Holding Period, and such rights shall be subject to the Tax Track which is applicable to such Exercised Shares.

26. RESTRICTED SHARES

The Board may award Restricted Shares to any Participant, including under Section 102. Each Award of Restricted Shares under this Plan shall be evidenced by an Award Letter, in such form as the Board shall from time to time approve. The Restricted Shares shall be subject to all applicable terms of this Plan, which in the case of Restricted Shares granted under Section 102 shall include Section 11 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Shares Award Letters under this Plan need not be identical. The Restricted Shares Award Letters shall comply with and be subject to the Plan unless otherwise specifically provided in such Award Letter and not inconsistent with this Plan, or applicable Law:

26.1.	Purchase Price. Each Restricted Share Award Letter shall state an amount of Exercise Price to be paid by the Participant, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include, payment in cash or other evidence of indebtedness on such terms and conditions as determined by the Board.

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26.2.	Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is Granted until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). The Board may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee or pursuant to the provisions of any Company policy required under mandatory provisions of applicable Law. Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Board, be held in escrow by an escrow agent appointed by the Board, or, if a Restricted Share Award is made pursuant to Section 102, by the Trustee. In determining the Restricted Period of an Award, the Board may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award. To the extent required by the Tax Ordinance, the Restricted Shares issued pursuant to Section 102 shall be issued to the Trustee in accordance with the provisions of the Tax Ordinance and the Restricted Shares shall be held for the benefit of the Participant for such period as may be required by the Tax Ordinance.

26.3.	Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Board, if the Participant’s continuous employment with or service to the Company or any Affiliate thereof shall terminate for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, any Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by the Company, as the case may be, in any manner as set forth in this Plan, subject to applicable Laws and the Participant shall have no further rights with respect to such Restricted Shares.

26.4.	Ownership. During the Restricted Period, the Participant shall possess all incidents of ownership of such Restricted Shares, subject to Section 26.2, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

27. RESTRICTED SHARE UNITS

An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any Participant, including under Section 102, provided that, to the extent required by applicable Law, a specific ruling is obtained from the Israeli Income Tax Authority to grant RSUs as 102 Trustee Awards. An Award Letter relating to the grant of RSUs under this Plan, shall be in such form as the Board shall from time to time approve. The RSUs shall be subject to all applicable terms of this Plan, mutatis mutandis, which in the case of RSUs granted under Section 102 shall include Section 11 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Award Letters need not be identical. RSUs may be granted in consideration of a reduction in the Participant’s other compensation.

27.1.	Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Letter or as required by applicable Law.
27.2.	Shareholders’ Rights. The Participant shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Participant.
27.3.	Vesting of RSUs. Shares shall be issued to or for the benefit of Participant promptly following each vesting date determined by the Administrator, provided that Participant is still engaged by the Company on the applicable vesting date. After each such vesting date the Company shall promptly cause to be issued for the benefit of Participant Shares with respect to RSUs that became vested on such vesting date. It is clarified that no Shares shall be issued pursuant to the RSUs to Participant until the vesting criteria determined by the Administrator is met.

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27.4.	Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Participant of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after settlement as determined by the Board. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto, mutatis mutandis.

28. OTHER SHARE-BASED AWARDS

28.1.	Grant of Other Share-based Awards. Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Participant is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Administrator shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Administrator determines otherwise, any such Award shall be confirmed by an Award Letter, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

28.2.	Terms of Other Share-based Awards. Any Share subject to Awards made under this Section 28 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

29.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything to the contrary herein, the terms and conditions of this Plan may be adjusted with respect to a particular country by means of a Sub-Plan in the form of an addendum to this Plan, and to the extent that the terms and conditions set forth in the Sub-Plan conflict with any provisions of this Plan, the provisions of the applicable Sub-Plan shall govern. Terms and conditions set forth in a Sub-Plan shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Sub-Plan and shall not apply to Awards issued to any other Participants. The adoption of any such Sub-Plan shall be subject to the approval of the Board, and, if required, the approval of the shareholders of the Company.

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TODOS MEDICAL LTD.

(the “Company”)

2021 EQUITY INCENTIVE PLAN

US Sub-Plan

This US Sub-Plan, as amended from time to time, shall be known as the “US Sub-Plan to the Todos Medical Ltd. 2021 Equity Incentive Plan” (the “US Sub-Plan”). This US Sub-Plan is effective as of the date that the Plan becomes effective (the “Effective Date”), subject to the timely approval of the Company’s shareholders as set forth in Section 6.1 of the US Sub-Plan. The provisions specified hereunder apply only to Participants who are subject to U.S. federal income tax. The purpose of this US Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with applicable U.S. tax, securities and other applicable laws currently in force. Except as otherwise provided by this US Sub-Plan, all grants made pursuant to this US Sub-Plan shall be governed by the terms of the Plan. This US Sub-Plan is applicable only to grants made after the Effective Date.

1. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. Notwithstanding anything to the contrary in the Plan, the following definitions will apply to grants made pursuant to the Plan and this US Sub-Plan:

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

“Disability” means, with respect to Incentive Stock Options, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

“Fair Market Value” shall have the meaning set forth in the Plan; provided that, notwithstanding any provision in the Plan to the contrary, (a) with respect to Non-Qualified Stock Options, Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Section 409A of the Code, and (b) with respect to Incentive Stock Options, Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Section 422 of the Code, and subject to Section 422(c)(7) of the Code.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.

“Incentive Stock Option” means any Award awarded to an eligible Participant under the Plan and this US Sub-Plan intended to be, and designated in the Award Letter as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means any Award awarded under this Plan that is not an Incentive Stock Option.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 5) over a performance period of at least one year.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent.

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2. Shares Reserved under US Sub-Plan for Incentive Stock Options.

The maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 750,000,000 (seven hundred and fifty million) Shares, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code. The number of Shares stated in this Section 2 shall be subject to adjustment as provided in Section 4 of the Plan (to the extent such adjustments are in accordance with Sections 409A and 424 of the Code, unless otherwise determined by the Board in its discretion). To the extent that an Incentive Stock Option terminates, expires, or lapses for any reason, any Shares subject to the Awards shall again be available for the grant of an Incentive Stock Option pursuant to the Plan and this US Sub-Plan. Additionally, any Shares tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Incentive Stock Option shall again be available for the grant of an Incentive Stock Option pursuant to the Plan and this US Sub-Plan. Notwithstanding the provisions of this Section 2, no Shares may again be granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3. Grants of Awards.

All employees and Consultants are eligible to be granted Non-Qualified Stock Options under this US Sub-Plan, and only employees of the Company, a Subsidiary or a Parent are eligible to be granted Incentive Stock Options under this US Sub-Plan, if so employed on the grant date of such Incentive Stock Option. Eligibility for the grant of an Award and actual participation in this US Sub-Plan and the Plan shall be determined by the Board in its sole discretion. Notwithstanding anything in this Section 3 to the contrary, Consultants who (a) are not natural persons, (b) do not provide bona fide services to the Company, a Subsidiary or a Parent, or (c) provide services in connection with the offer or sale of securities in a capital raising transaction shall not be eligible to be granted Awards under this US Sub-Plan.

4. Special Terms for Incentive Stock Options.

4.1	Disqualification. To the extent that any Award does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Award or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

4.2	Exercise Price. The exercise price per Share subject to an Incentive Stock Option shall be determined by the Board at the time of grant of such Incentive Stock Option; provided that the per share exercise price of an Award shall not be less than 100% of the Fair Market Value of the Share at the time of grant of such Incentive Stock Option; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per Share shall be no less than 110% of the Fair Market Value of the Share at the time of the grant of such Incentive Stock Option.

4.3	Award Term. The term of each Incentive Stock Option shall be fixed by the Board; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date such Incentive Stock Option is granted; and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

4.4	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. In addition, if an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Section 422 of the Code), such Incentive Stock Option shall be treated as a Non-Qualified Stock Option.

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4.5	Effect of Termination. Notwithstanding anything to the contrary in the Plan or this US Sub-Plan, and in the absence of a provision specifying otherwise in the relevant Award Letter, then with respect to Incentive Stock Options, the following provisions must be met in order for the Award to qualify as an Incentive Stock Option under the Code:

(a)	in the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for any reason other than the Participant’s death or Disability, the Vested Awards must be exercised within 3 months from the Participant’s Termination Date;

(b)	in the event that the Participant’s employment with the Company, a Subsidiary or Parent terminates as a result of the Participant’s death or Disability, the Vested Award must be exercised within 12 months following the Participant’s Termination Date.

For the avoidance of doubt, the provisions of Sections 9 and 10 of the Plan shall remain in full force and effect and apply to Awards granted as Incentive Stock Options. The restrictions set forth above represent special additional limitations that apply to qualify as Incentive Stock Options under the provisions of the Code. To avoid doubt, a Participant may choose to exercise Awards in accordance with the terms of Sections 9 and 10 of the Plan and the relevant Award Letter, and not in compliance with the provisions of the Code relating to “incentive stock options”. In that case such Award will not qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option.

4.6	Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

4.7	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5. Terms and Conditions of Performance Awards

5.1	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including but not limited to the Business Criteria listed below in Section 5.3.

5.2	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 5.2. The Board may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition for the grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Board, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude (in the discretion of the Board) the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

5.3	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), may be used by the Board in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures; (iv) return on equity; (v) total shareholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer satisfaction; (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; or (xxi) any other business criteria established by the Board; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

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5.4	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Board. The Board may, in its discretion make adjustments, including to reduce the amount of a settlement otherwise to be made, in connection with such Performance Awards.

6. Shareholder Approval; Amendment of US Sub-Plan and Individual Awards.

6.1	Shareholder Approval. The Plan and this US Sub-Plan shall be submitted to the Company’s shareholders for approval within twelve (12) months after the Effective Date. If the shareholders fail to approve this US Sub-Plan within such period, then any grants, or exercises that have already occurred under this US Sub-Plan will be rescinded and no additional grants or exercises of Awards granted hereunder will thereafter be made under this US Sub-Plan.

6.2	Amendment.

(a)	This US Sub-Plan may be amended or terminated in accordance with Section 5.1 of the Plan; provided, however, that no amendment may be made without the approval of the shareholders of the Company entitled to vote in accordance with applicable law if such amendment would: (i) increase the aggregate number of Shares that may be issued under this US Sub-Plan as Incentive Stock Options; (ii) change the classification of individuals eligible to receive Incentive Stock Options under this US Sub-Plan; (iii) decrease the minimum exercise price of any Award below the amounts specified herein; (iv) extend the term of the Plan under Section 9 of the Plan; or (v) require shareholder approval in order for the US Sub-Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or otherwise require shareholder approval to comply with applicable law.

(b)	Notwithstanding any other provisions of the Plan or this US Sub-Plan to the contrary, (i) the Board may amend this US Sub-Plan or any Award granted hereunder without the consent of the Participant if the Board determines that such amendment is required or advisable for the Company, the Plan, this US Sub-Plan or any Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, and (ii) neither the Company nor the Board shall take any action pursuant to Section 5 of this US Sub-Plan or Section 5 of the Plan, or otherwise, that would cause an Award that is otherwise exempt under Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

7. Limits on Transfer.

No Award shall be assigned, transferred or otherwise disposed of by a Participant otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Board may determine, in its sole discretion, at the time of grant or thereafter that an Award (other than an Incentive Stock Option) granted under this US Sub-Plan that is otherwise not transferable pursuant to this Section 7 and/or the transfer limitations as set forth in the Plan is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Board. An Award that is transferred to a Family Member pursuant to the preceding sentence (a) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (b) remains subject to the terms of the Plan, the US Sub-Plan and the applicable Award Letter. Any Shares acquired upon the exercise of an Award by a permissible transferee of an Award or a permissible transferee pursuant to a transfer after the exercise of, or issuance of Shares under, an Award shall be subject to the terms of the Plan, the US Sub-Plan and the applicable Award Letter.

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8. Deferred Compensation.

To the extent that the Board determines that any Award granted under the Plan and this US Sub-Plan is subject to Section 409A of the Code, the Award Letter evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, this US Sub-Plan and the Award Letters shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or this US Sub-Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan or the US Sub-Plan and the applicable Award Letter or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. No provision of the Plan or the US Sub-Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

9. Section 25102(o) of the California Corporations Code.

The Plan is intended to comply with Section 25102(o) of the California Corporations Code. In that regard, to the extent required by Section 25102(o), (i) the terms of any Options or Other Share-based Awards (to the extent applicable), to the extent vested and exercisable upon a Participant’s Termination of Engagement, shall include any minimum exercise periods following Termination of Engagement specified by Section 25102(o), and (ii) any repurchase right of the Company with respect to Shares issued under the Plan shall include a minimum 90- day notice requirement. Any provision of the Plan that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company, be reformed to comply with the requirements of Section 25102(o).

10. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards, and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

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